AGREEMENT AND PLAN OF MERGER

                                  By and Among

                              STERLING BANKS, INC.,

                                  STERLING BANK

                                       And

                            FARNSWORTH BANCORP, INC.

                            Dated as of June 23, 2006

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ARTICLE 1
THE MERGER........................................................................................................2
Section 1.1       Consummation of Merger; Closing Date............................................................2
Section 1.2       Effect of Merger................................................................................3
Section 1.3       Further Assurances..............................................................................3
Section 1.4       Directors and Officers..........................................................................3

ARTICLE 2
CONVERSION OF CONSTITUENTS' CAPITAL SHARES........................................................................3
Section 2.1       Manner of Conversion of Farnsworth Shares ......................................................3
Section 2.2       Election and Proration Procedures...............................................................4
Section 2.3       Farnsworth Stock Options........................................................................7
Section 2.4       Fractional Shares...............................................................................7
Section 2.5       Effectuating Conversion.........................................................................7
Section 2.6       Determination of Alternative Structures; Holding Company Reorganization.........................9
Section 2.7       Laws of Escheat.................................................................................9
Section 2.8       Dissenting Shares...............................................................................9

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF FARNSWORTH.....................................................................10
Section 3.1       Corporate Organization.........................................................................10
Section 3.2       Capitalization.................................................................................11
Section 3.3       Financial Statements; Filings..................................................................12
Section 3.4       Loan Portfolio; Reserves.......................................................................12
Section 3.5       Certain Loans and Related Matters..............................................................13
Section 3.6       Authority; No Violation........................................................................13
Section 3.7       Consents and Approvals.........................................................................14
Section 3.8       Broker's Fees..................................................................................14
Section 3.9       Absence of Certain Changes or Events...........................................................14
Section 3.10      Legal Proceedings; Etc.........................................................................14
Section 3.11      Taxes and Tax Returns..........................................................................15
Section 3.12      Employee Benefit Plans.........................................................................16
Section 3.13      Title and Related Matters......................................................................18
Section 3.14      Real Estate....................................................................................19
Section 3.15      Environmental Matters..........................................................................20
Section 3.16      Commitments and Contracts......................................................................21
Section 3.17      Regulatory Matters.............................................................................22
Section 3.18      Registration Obligations.......................................................................23
Section 3.19      Antitakeover Provisions........................................................................23
Section 3.20      Insurance......................................................................................23
Section 3.21      Labor..........................................................................................23
Section 3.22      Compliance with Laws...........................................................................24
Section 3.23      Transactions with Management...................................................................25
Section 3.24      Derivative Contracts...........................................................................25
Section 3.25      Deposits.......................................................................................25
Section 3.26      Accounting Controls; Disclosure Controls.......................................................25
Section 3.27      Deposit Insurance..............................................................................26

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Section 3.28      Intellectual Property..........................................................................26
Section 3.29      Absence of Undisclosed Liabilities.............................................................26
Section 3.30      Exchange Act Reports...........................................................................27
Section 3.31      Fairness Opinion...............................................................................27
Section 3.32      Investment Securities..........................................................................27
Section 3.33      Proxy Materials................................................................................27
Section 3.34      Untrue Statements and Omissions

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF STERLING AND STERLING BANK.....................................................28
Section 4.1       Organization and Related Matters of Sterling and Sterling Bank.................................28
Section 4.2       Capitalization.................................................................................29
Section 4.3       Authorization..................................................................................29
Section 4.4       Financial Statements...........................................................................30
Section 4.5       Consents and Approvals.........................................................................30
Section 4.6       Proxy Materials................................................................................30
Section 4.7       Regulatory Matters.............................................................................31
Section 4.8       Untrue Statements and Omissions................................................................31
Section 4.9       Absence of Certain Changes or Events...........................................................31
Section 4.10      Legal Proceedings; Etc.........................................................................31
Section 4.11      Compliance with Laws...........................................................................31
Section 4.12      Antitakeover Provisions........................................................................32
Section 4.13      Accounting Controls; Disclosure Controls. .....................................................33
Section 4.14      Deposit Insurance..............................................................................33
Section 4.15      Absence of Undisclosed Liability...............................................................33
Section 4.16      Exchange Act Reports...........................................................................33
Section 4.17      Fairness Opinion...............................................................................34

ARTICLE 5
COVENANTS AND AGREEMENTS.........................................................................................34
Section 5.1       Conduct of the Business of Farnsworth, Sterling and Sterling Bank..............................34
Section 5.2       Current Information............................................................................37
Section 5.3       Access to Properties; Personnel and Records....................................................37
Section 5.4       Approvals of Shareholders......................................................................38
Section 5.5       No Other Bids..................................................................................39
Section 5.6       Notice of Deadlines............................................................................39
Section 5.7       Maintenance of Properties......................................................................39
Section 5.8       Conforming Accounting and Reserve Policies.....................................................39
Section 5.9       Bank Merger Agreement..........................................................................40
Section 5.10      Holding Company Reorganization.................................................................40

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ARTICLE 6
ADDITIONAL COVENANTS AND AGREEMENTS..............................................................................41
Section 6.1       Best Efforts; Cooperation......................................................................41
Section 6.2       Regulatory Matters.............................................................................41
Section 6.3       Employment and Employee Benefits Matters.......................................................41
Section 6.4       Indemnification................................................................................43
Section 6.5       Registration Statement. .......................................................................44
Section 6.6       Press Releases.................................................................................45
Section 6.7       Nasdaq Listing.................................................................................45
Section 6.8       Board of Directors of Sterling and Sterling Bank...............................................45
Section 6.9       Notification of Certain Matters................................................................45

ARTICLE 7
MUTUAL CONDITIONS TO CLOSING.....................................................................................46
Section 7.1       Shareholder Approvals..........................................................................46
Section 7.2       Regulatory Approvals...........................................................................46
Section 7.3       Litigation.....................................................................................45
Section 7.4       Joint Proxy Statement/Prospectus and Registration Statement....................................46
Section 7.5       Tax Opinion....................................................................................46

ARTICLE 8
CONDITIONS TO THE OBLIGATIONS OF STERLING AND STERLING BANK......................................................47
Section 8.1       Representations and Warranties.................................................................47
Section 8.2       Performance of Obligations.....................................................................47
Section 8.3       Certificate Representing Satisfaction of Conditions............................................47
Section 8.4       Consents Under Agreements......................................................................47
Section 8.5       Material Condition.............................................................................47

ARTICLE 9
CONDITIONS TO OBLIGATIONS OF FARNSWORTH..........................................................................48
Section 9.1       Representations and Warranties.................................................................48
Section 9.2       Performance of Obligations.....................................................................48
Section 9.3       Certificate Representing Satisfaction of Conditions............................................48
Section 9.4       Consents Under Agreements......................................................................48
Section 9.5       Sterling Shares................................................................................49

ARTICLE 10
TERMINATION, WAIVER AND AMENDMENT................................................................................49
Section 10.1         Termination.................................................................................49
Section 10.2         Effect of Termination; Termination Fee......................................................53
Section 10.3         Amendments..................................................................................53
Section 10.4         Waivers.....................................................................................53
Section 10.5         Non-Survival of Representations, Warranties and Covenants...................................53

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ARTICLE 11
MISCELLANEOUS....................................................................................................54
Section 11.1         Definitions.................................................................................54
Section 11.2         Entire Agreement............................................................................56
Section 11.3         Notices.....................................................................................57
Section 11.4         Severability................................................................................57
Section 11.5         Costs and Expenses..........................................................................58
Section 11.6         Captions....................................................................................58
Section 11.7         Counterparts................................................................................58
Section 11.8         Persons Bound; No Assignment................................................................58
Section 11.9         Governing Law...............................................................................58
Section 11.10        Exhibits and Schedules......................................................................58
Section 11.11        Waiver......................................................................................58
Section 11.12        Construction of Terms.......................................................................59

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                                       iv

                          AGREEMENT AND PLAN OF MERGER
                                  By and Among
                              STERLING BANKS, INC.
                                  STERLING BANK
                                       AND
                            FARNSWORTH BANCORP, INC.

         This AGREEMENT AND PLAN OF MERGER, dated as of the 23rd day of June, 2006 (this "Agreement"), by and among STERLING BANKS, INC., a New Jersey corporation ("Sterling"), Sterling Bank, a New Jersey chartered commercial bank ("Sterling Bank") and FARNSWORTH BANCORP, INC., a New Jersey corporation ("Farnsworth") collectively, (the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the Boards of Directors of Sterling, Sterling Bank and Farnsworth deem it in the best interests of Sterling, Sterling Bank and Farnsworth, respectively, and of their respective shareholders, that Sterling acquire all of the outstanding stock of Farnsworth by means of a merger of Farnsworth with and into Sterling (the "Merger") pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986 (as amended, the "Code");

         WHEREAS, Sterling was recently formed for the purpose of becoming the holding company for Sterling Bank upon consummation of the reorganization of Sterling Bank into the holding company form of ownership pursuant to a Plan of Acquisition under the New Jersey Banking Act (the "Holding Company Reorganization") and it is anticipated that such Holding Company Reorganization will be consummated prior to the Merger;

         WHEREAS, Farnsworth owns all of the issued and outstanding capital stock of Peoples Savings Bank, a federally chartered savings bank ("Peoples") and, upon consummation of the Holding Company Reorganization, Sterling will own all of the issued and outstanding capital stock of Sterling Bank, and it is contemplated that, subsequent to the Merger and pursuant to the terms of a certain Agreement and Plan of Bank Merger (the "Bank Merger Agreement"), Peoples will be merged with and into Sterling Bank (the "Bank Merger");

         WHEREAS, as an inducement and condition to Sterling's and Sterling Bank entering into this Agreement, each of the directors and executive officers of Farnsworth have entered into Affiliate and Voting Agreements with Sterling and Sterling Bank pursuant to which they have agreed to vote their Farnsworth Shares (as defined herein) in favor of approval of the Agreement.

         WHEREAS, as an inducement and condition to Farnsworth's entering into this Agreement, each of the directors and executive officers of Sterling and Sterling Bank have entered into Voting Agreements with Farnsworth pursuant to which they have agreed to vote their Sterling Bank Shares (as defined herein) in favor of approval of the Holding Company Reorganization and the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained and intending to be legally bound hereby, the Parties agree that Farnsworth will be merged with and into Sterling and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of Farnsworth, $0.10 par value per share, into shares of common stock of Sterling, $2.00 par value per share (the "Sterling Shares") or if the Holding Company Reorganization has not occurred into shares of Sterling Bank, $2.00 par value per share (the "Sterling Bank Shares) and/or cash, and as further described herein, shall be as hereinafter set forth.

                                   ARTICLE 1

                                   THE MERGER

         Section 1.1 Consummation of Merger; Closing Date.

         (a) Subject to the provisions hereof,  including,  without  limitation,
Section 2.6 hereof respecting the possible restructuring of the transaction under certain circumstances, Farnsworth shall be merged with and into Sterling (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to the laws of the State of New Jersey, and Sterling shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation").

         (b) The Merger shall become effective on the date and at the time specified in the certificate of merger to be filed with the New Jersey Secretary of State pursuant to the New Jersey Business Corporation Act ("NJBCA") (such time is hereinafter referred to as the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise agreed upon by Sterling and Farnsworth, the Effective Time shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent (as defined herein) of any Regulatory Authority (as defined herein) having authority over the transactions contemplated under this Agreement and the satisfaction or waiver of all of the other terms and conditions of this Agreement (other than the filing of a Certificate of Merger) and (ii) the date on which the shareholders of Farnsworth and Sterling Bank approve the transactions contemplated by this Agreement, or such other time as the Parties may agree.

         (c) The closing of the Merger (the "Closing") shall take place at the offices of Dilworth Paxson LLP, 1735 Market Street, 3200 Mellon Bank Center, Philadelphia, Pennsylvania 19103, at 10:00 a.m. local time on the day that the Effective Time occurs, or such other date, time and place as the Parties hereto may agree (the "Closing Date"). Subject to the provisions of this Agreement, at the Closing there shall be delivered to each of the Parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

         Section 1.2 Effect of Merger. At the Effective Time, Farnsworth shall be merged with and into Sterling and the separate existence of Farnsworth shall cease. The Certificate of Incorporation and Bylaws of Sterling, as in effect on the date hereof and as otherwise amended prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of New Jersey and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations. All property (real, personal and mixed) and all debts on whatever account, including subscriptions to shares, and all choses in action, all and every other interest, of or belonging to or due to each of the constituent corporations so merged shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate, or any interest therein, vested in any of the constituent corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the constituent corporations so merged and any claim existing or action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of any constituent corporation shall be impaired by the Merger.

         Section 1.3 Further Assurances. From and after the Effective Time, as and when requested by the Surviving Corporation, the officers and directors of Farnsworth last in office shall execute and deliver or cause to be executed and delivered in the name of Farnsworth such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Farnsworth.

         Section 1.4 Directors and Officers. Except as otherwise set forth herein, from and after the Effective Time, the directors of the Surviving Corporation and officers of the Surviving Corporation shall be those persons serving as directors and officers of Sterling immediately prior to the Effective Time, and such additional persons, in each case, as Sterling, at or prior to the Effective Time, shall designate in writing.

                                   ARTICLE 2

                   CONVERSION OF CONSTITUENTS' CAPITAL SHARES

         Section 2.1 Manner of Conversion of Farnsworth Shares. Subject to the provisions hereof, as of the Effective Time and by virtue of the Merger and without any further action on the part of Sterling, Farnsworth or the holder of any shares of any of them, the shares of the constituent corporations shall be converted as follows:

         (a) Each share of capital stock of Sterling and Sterling Bank outstanding immediately prior to the Effective Time shall, after the Effective Time, remain outstanding and unchanged.

         (b) Each share of common stock of Farnsworth (the "Farnsworth Shares") held by Farnsworth or by Sterling (or any of their subsidiaries), other than such shares held in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and no consideration shall be paid or delivered in exchange therefor.

         (c) Subject to the  allocation  and proration  procedures  set forth in
Section 2.2, each Farnsworth Share outstanding immediately prior to the Effective Time, other than such shares the holders of which become entitled to fair value under Section 14A:11-1 of the New Jersey Business Corporation Act ("Dissenting Shares"), shall be converted into the right to receive, at the election of the holder thereof:

               (i) 2.250 Sterling Shares (such number of Sterling Shares, as may be adjusted as provided herein, is hereinafter referred to as the "Per Share Stock Consideration");

               (ii) a  cash  amount   equal  to  $27.50  (the  "Per  Share  Cash
     Consideration"); or

               (iii) a combination thereof.


Thereafter, subject to Sections 2.3, 2.5, 2.7 and 2.8, each outstanding certificate representing a Farnsworth Share shall represent solely the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration.

         (d) If Sterling (or Sterling Bank prior to consummation of the Holding Company Reorganization) declares a change in the number of Sterling Shares (or Sterling Bank Shares as the case may be) issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock, and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be at or prior to the Effective Time, or announces a special extraordinary cash dividend with a record date at or prior to the Effective Time, the Per Share Stock Consideration shall be proportionately adjusted.

         Section 2.2       Election and Proration Procedures.

         (a) An election form in such form as Sterling and Farnsworth shall mutually agree (an "Election Form") shall be mailed on the same date as the Joint Proxy Statement/Prospectus (as defined herein) is mailed to each holder of record of Farnsworth Shares as of the a record date which shall be the same date as the record date for eligibility to vote on the Merger. Sterling shall make available as many Election Forms as may be reasonably requested by all persons who become holders of Farnsworth Shares after the record date for eligibility to vote on the Merger and prior to the Election Deadline (as defined herein), and Farnsworth shall provide to the Exchange Agent (as defined herein) all information reasonably necessary for it to perform its obligations as specified herein.

         (b) Each Election Form shall entitle the holder of Farnsworth Shares (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Per Share Stock Consideration for all of such holder's shares (a "Stock Election"), (ii) elect to receive the Per Share Cash Consideration for all of such holder's shares (a "Cash Election"),
(iii) elect to receive the Per Share Stock Consideration for a portion of such holder's shares as specified by such holder and the Per Share Cash Consideration for the remainder of such holder's shares (a "Mixed Election") or (iv) make no election (a "Non-election"). Holders of record of Farnsworth Shares who hold such shares as nominees, trustees or in other representative capacity (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all of the shares of Farnsworth Shares held by that Representative for a particular beneficial owner. The Farnsworth Shares as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares" and the aggregate number thereof is referred to herein as the "Stock Election Number." The Farnsworth Shares as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares" and the aggregate number thereof is referred to as the "Cash Election Number". Shares of Farnsworth Shares as to which no election has been made are referred to as "Non-election Shares."

         (c) To be effective, a properly completed Election Form must be received by an independent agent appointed by Sterling (the "Exchange Agent") on or before 4:00 p.m., eastern time on the third business day immediately preceding Farnsworth's stockholders' meeting to consider the Merger or on such other date or time as the Parties may mutually agree (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates representing all shares of Farnsworth Shares covered by such Election Form, or the guaranteed delivery of such certificates (or customary affidavits and, if required by Sterling, indemnification regarding the loss or destruction of such certificates), together with duly completed transmittal materials. Any Farnsworth stockholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Farnsworth stockholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her certificates, or of the guarantee of delivery of such certificates. All elections shall be revoked automatically if the exchange agent is notified in writing by either Party that this Agreement has been terminated. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline but does not submit a new properly executed Election Form prior to the Election Deadline, the shares of Farnsworth Shares held by such stockholder shall be designated as Non-election Shares. Subject to the terms of this Agreement and the Election Form, the Exchange Agent shall have reasonably discretion to determine whether any election, revocation or change has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

         (d) The number of Farnsworth Shares to be converted into the right to receive the Per Share Cash Consideration shall be equal to 50% of the number of Farnsworth Shares outstanding immediately prior to the Effective Time less the number of Dissenting Shares (the "Aggregate Cash Limit") and the number of Farnsworth Shares to be converted into the right to receive the Per Share Stock Consideration shall be equal to 50% of the number of Farnsworth Shares outstanding immediately prior to the Effective Time (the "Aggregate Stock Limit").

         (e) Within five business days after the later to occur of the Election Deadline or the Effective Time, Sterling shall cause the Exchange Agent to effect the allocation among holders of Farnsworth Shares of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration and to distribute such as follows:

               (i)  if the Stock  Election  Number  exceeds the Aggregate  Stock
          Limit, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and each holder of Stock Election Shares shall be entitled to receive (A) the Per Share Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) a fraction, the numerator of which is the Aggregate Stock Limit and the denominator of which is the Stock Election Number and (B) the Per Share Cash Consideration in respect of the remaining number of such Stock Election Shares;

               (ii) if the Cash Election Number exceeds the Aggregate Cash Limit, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and each holder of Cash Election Shares shall be entitled to receive (A) the Per Share Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (1) the number of Cash Election Shares held by such holder by (2) a fraction, the numerator of which is the Aggregate Cash Limit and the denominator of which is the Cash Election Number and (B) the Per Share Stock Consideration in respect of the remaining number of such Cash Election Shares; and

               (iii) if the Stock Election Number and the Cash Election Number do not exceed the Aggregate Stock Limit and the Aggregate Cash Limit, respectively, then (i) all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration, (ii) all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and (iii) all Non-Election Shares shall be converted into the right to receive either the Per Share Cash
          Consideration or the Per Share Stock Consideration such that the aggregate number of Farnsworth Shares entitled to receive the Per Share Cash Consideration is equal to the Aggregate Cash Limit and the aggregate number of Farnsworth Shares entitled to receive the Per Share Stock Consideration is equal to the Aggregate Stock Limit.

         Section 2.3       Farnsworth Stock Options.

         (a) As of and immediately prior to the Effective Time, all rights with respect to Farnsworth Shares issuable pursuant to the exercise of stock options ("Farnsworth Options") granted by Farnsworth under the Farnsworth Stock Option Plans set forth in Schedule 2.3 (the "Farnsworth Stock Option Plans"), each of which are listed and described on Schedule 2.3 and which are outstanding at the Effective Time, shall be canceled and shall be converted into the right to receive in cash, to be paid by Farnsworth to the optionholder at or immediately prior to the Effective Time, subject to applicable withholding taxes, the difference between (A) $27.50 and (B) the per share exercise price of each such option multiplied by the number of shares that may be purchased pursuant to such option.

         (b) Prior to the Effective Time, Farnsworth shall take or cause to be taken all actions required under the Farnsworth Stock Option Plans to provide for the actions set forth in Section 2.3(a).


         Section 2.4. Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of Farnsworth Shares converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Sterling Share (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part (to the nearest thousandth) of the Per Share Cash Consideration. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.

         Section 2.5       Effectuating Conversion.

               (a) Immediately prior to the Effective Time, Sterling will deliver or cause to be delivered to the Exchange Agent the number of Sterling Shares issuable and the amount of cash payable by Sterling for Farnsworth Shares. As promptly as practicable after the Effective Time but in no event later than five business days, the Exchange Agent shall send or cause to be sent to each former holder of record of Farnsworth Shares who did not previously submit a properly completed Election Form (other than holders of Dissenting Shares) transmittal materials (the "Letter of Transmittal") for use in exchanging their certificates formerly representing Farnsworth Shares for the consideration provided for in this Agreement. The Letter of Transmittal will contain instructions with respect to the surrender of certificates representing Farnsworth Shares and the receipt of the consideration contemplated by this Agreement and will require each holder of Farnsworth Shares to transfer good and marketable title to such Farnsworth Shares to Sterling, free and clear of all liens, claims and encumbrances.

               (b)  At  the  Effective   Time,   the  stock  transfer  books  of
          Farnsworth shall be closed as to holders of Farnsworth Shares immediately prior to the Effective Time and no transfer of Farnsworth Shares by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Farnsworth Shares shall, without any action on the part of any holder thereof, no longer represent Farnsworth Shares. If, after the Effective Time, certificates are properly presented to the Exchange Agent, such certificates (other than

          Dissenting   Shares)   shall  be  exchanged   for  the   consideration
          contemplated   by  this   Agreement  into  which   Farnsworth   Shares
          represented thereby were converted in the Merger.

         (c) In the event that any holder of record as of the Effective Time of Farnsworth Shares (other than Dissenting Shares) is unable to deliver the certificate which represents such holder's Farnsworth Shares, Sterling, in the absence of actual notice that any Farnsworth Shares theretofore represented by any such certificate have been acquired by a bona fide purchaser shall deliver to such holder the consideration contemplated by this Agreement and the amount of cash representing fractional Sterling Shares to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of all of the following:

               (i)  An   affidavit   or  other   evidence   to  the   reasonable
          satisfaction of Sterling that any such certificate has been lost, wrongfully taken or destroyed;

               (ii) Such security or indemnity as may be reasonably requested by Sterling to indemnify and hold Sterling harmless in respect of such stock certificate(s); and

               (iii) Evidence to the satisfaction of Sterling that such holder is the owner of Farnsworth Shares theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

         (d) If the delivery of the consideration contemplated by this Agreement is to be made to a person other than the person in whose name any certificate representing Farnsworth Shares surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such certificate surrendered or establish to the satisfaction of Sterling that such tax has been paid or is not applicable.

         (e) No holder of Farnsworth Shares shall be entitled to receive any dividends or distributions declared or made with respect to the Sterling Shares with a record date before the Effective Time. Neither the consideration contemplated by this Agreement nor any dividend or other distribution with respect to Sterling Shares where the record date thereof is on or after the Effective Time shall be paid to the holder of any unsurrendered certificate or certificates representing Farnsworth Shares, and Sterling shall not be obligated to deliver any of the consideration contemplated by this Agreement or any such dividend or other distribution with respect to Sterling Shares until such holder shall surrender the certificate or certificates representing Farnsworth Shares as provided for by the Agreement. Subject to applicable laws, following surrender of any such certificate or certificates, there shall be paid to the holder of the certificate or certificates then representing Sterling Shares issued in the Merger, without interest at the time of such surrender, the consideration contemplated by this Agreement and the amount of any dividends or other distributions with respect to Sterling Shares to which such holder is entitled as a holder of Sterling Shares.


         Section 2.6 Determination of Alternative Structures; Holding Company Reorganization.

         (a) Farnsworth hereby agrees that Sterling may at any time change the method of effecting the Merger; provided, however, that no such changes shall
(i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of Farnsworth as provided for in this Agreement (the "Merger Consideration"), or (ii) materially impede or delay consummation of the transactions contemplated by this Agreement.

         (b) The Parties acknowledge that it is anticipated that, prior to the Merger, Sterling Bank will have reorganized into the holding company form of ownership pursuant to a Plan of Acquisition dated April 26, 2006. In the event the Holding Company Reorganization is abandoned by Sterling and Sterling Bank or has not been consummated prior to the Merger, all rights and obligations of Sterling set forth herein shall become, without further action of the Parties, the rights and obligations of Sterling Bank. All references herein (other than in Article IV) to Sterling Shares shall thereafter refer to Sterling Bank Shares.

         Section 2.7 Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Farnsworth Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, Sterling or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Farnsworth, Sterling, the Exchange Agent, nor any other Person acting on behalf of any of them shall be liable to a holder of Farnsworth Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

         Section 2.8       Dissenting Shares.

         (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the NJBCA; provided, however, that if, in accordance with the NJBCA, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Cash Consideration without interest from Sterling. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the NJBCA.

         (b) Farnsworth shall give Sterling (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the NJBCA received by Farnsworth and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the NJBCA. Farnsworth shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Sterling, settle or offer to settle any such demands.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF FARNSWORTH

         Farnsworth hereby represents and warrants to Sterling and Sterling Bank as follows as of the date hereof and as of all times up to and including the Effective Time (except as otherwise provided):

         Section 3.1 Corporate Organization.

         (a) Farnsworth is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Farnsworth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in New Jersey and in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole. Farnsworth is duly registered as a savings and loan holding company. True and correct copies of the Certificate of Incorporation and the Bylaws of Farnsworth, each as amended to the date hereof, have been delivered to Sterling.

         (b) Peoples is a federal savings bank duly organized and validly existing under the laws of the United States. Peoples has the corporate power and authority to own or lease all of its assets and to carry on its business as such business is now being conducted. True and correct copies of the Federal Stock Charter and Bylaws of Peoples have been delivered to Sterling.

         (c) Each subsidiary of Farnsworth is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each subsidiary has the corporate or requisite power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and is duly licensed or qualified to do business in all such place where the nature of the business being conducted by each subsidiary or the character or location of the properties and assets owned or leased by each subsidiary make such qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         (d) Farnsworth and each of its subsidiaries has in effect all federal, state, local and foreign governmental, regulatory, securities brokerage, and other authorizations, permits and licenses necessary for each of them to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.
True and correct copies of the charter or certificate of incorporation and bylaws of each subsidiary have been delivered to Sterling.

         (e) Schedule 3.1(e) lists all subsidiaries of Farnsworth and all entities (whether corporations, limited liability companies, partnerships or similar organizations), including the corresponding percentage ownership, in which Farnsworth owns, directly or indirectly, any of the ownership interests as of the date of this Agreement and indicates for each subsidiary or other entity as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All of such subsidiaries and other entities are in compliance with all applicable laws, rules and regulations relating to direct investment in equity ownership interests. Farnsworth owns either directly or indirectly, all of the outstanding capital stock of each of its subsidiaries. With the exception of Peoples, no subsidiary of Farnsworth is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. All of the shares of capital stock of each of the subsidiaries of Farnsworth are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights and are owned by Farnsworth free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

         (f) The respective minute books of Farnsworth and each subsidiary of Farnsworth contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by its shareholders and Boards of Directors (including all committees thereof).

         (g) Neither Farnsworth nor any of its affiliates or subsidiaries owns of record or beneficially any Sterling Bank Shares.

         Section 3.2 Capitalization. The authorized capital stock of Farnsworth consists of 5,000,000 Farnsworth Shares, of which 650,530 are issued and outstanding as of the date hereof (exclusive of any such shares held in the treasury of Farnsworth) and 1,000,000 shares of serial preferred stock, $0.10 par value per share of which no shares are issued and outstanding as of the date hereof. All of the issued and outstanding Farnsworth Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable. As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any shares of capital stock of Farnsworth, or any securities or rights convertible into or exchangeable for shares of capital stock of Farnsworth, except for options to purchase 66,724 Farnsworth Shares. Schedule 3.2 sets forth the name of each holder of a Farnsworth option, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant, vesting and expiration dates, the exercise price and whether the Farnsworth option is an incentive stock option or a nonqualified stock option.

         Section 3.3 Financial Statements; Filings.

         (a) Farnsworth has previously delivered to Sterling copies of the audited consolidated financial statements of Farnsworth as of and for the years ended September 30, 2005 and September 30, 2004 and unaudited consolidated financial statements for the quarter ended March 31, 2006, and Farnsworth shall deliver to Sterling, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter (or other reporting period) or year of Farnsworth, the additional consolidated financial statements of Farnsworth as of and for such subsequent calendar quarter (or other reporting period) or year (such financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of Farnsworth").

         (b) Each of the Financial Statements of Farnsworth (including the related notes, where applicable) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Farnsworth have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of Farnsworth (including the related notes, where applicable) fairly present or will fairly present the financial position of Farnsworth on a consolidated basis, as applicable, as of the respective dates thereof and fairly present or will fairly present the results of operations of Farnsworth on a consolidated basis, as applicable, for the respective periods therein set forth.

         (c) Except as set forth in Schedule 3.3(c), since September 30, 2005, none of Farnsworth or any of its subsidiaries has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole. Since September 30, 2005, Farnsworth has not incurred or paid any obligation or liability which would have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 3.4 Loan Portfolio; Reserves. All evidences of indebtedness reflected as assets in the Financial Statements of Farnsworth were (or will be, as the case may be) as of such dates in all respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity and (ii) the allowances for possible loan losses shown on the Financial Statements of Farnsworth were, and the allowance for possible loan losses to be shown on the Financial Statements of Farnsworth as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Farnsworth and other extensions of credit (including letters of credit or commitments to make loans or extend credit).

         Section 3.5 Certain Loans and Related  Matters.  Except as set forth in
Schedule 3.5, neither Farnsworth nor any of its subsidiaries is a Party to any written: (i) loan agreement, note or borrowing arrangement under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or, to the Knowledge of Farnsworth, in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified by Farnsworth or any Regulatory Authority as "substandard," "doubtful," "loss," "other loans especially mentioned," "other assets especially mentioned," "special mention," "credit risk assets," "classified," "criticized," "watch list," "concerned loans" or any comparable classifications by such persons; or (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of Farnsworth or any Farnsworth subsidiary or any five percent (5%) shareholder of Farnsworth or any Farnsworth subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

         Section 3.6 Authority; No Violation.

         (a) Farnsworth has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Farnsworth and Sterling Bank and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Farnsworth has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to Farnsworth's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders and the shareholders of Sterling and the execution and filing of the Certificate of Merger, no other corporate proceeding on the part of Farnsworth is necessary to consummate the transactions so contemplated. This Agreement (assuming due authorization, execution and delivery by Sterling), constitutes a valid and binding obligation of Farnsworth, and will be enforceable against Farnsworth in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         (b) Neither the execution and delivery of this Agreement by Farnsworth nor the consummation by Farnsworth of the transactions contemplated hereby, nor compliance by Farnsworth or any of its subsidiaries with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Farnsworth or the organizational documents of its subsidiaries, (ii) to the Knowledge of Farnsworth, assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Farnsworth or its subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Farnsworth or any of its subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Farnsworth or any of its subsidiaries is a party, or by which it or any of its properties or assets may be bound or affected except such violations, breaches or defaults that would not, individually or in the aggregate have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         Section 3.7 Consents and Approvals. Except for (i) the requisite approvals of the shareholders of Farnsworth and Sterling Bank pursuant to the joint proxy statement and Prospectus of Farnsworth and Sterling relating to the meetings of the shareholders of Farnsworth and Sterling at which the Merger is to be considered (the "Joint Proxy Statement/Prospectus"); (ii) the Consents of the Regulatory Authorities; (iii) the filing of Certificate of Merger with the State New Jersey; and (iv) as set forth in Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by Farnsworth of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 3.8 Broker's Fees. Except for Raymond James & Associates, Inc., whose engagement letter is set forth in Schedule 3.8, neither Farnsworth, any of its subsidiaries nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Absence of Certain Changes or Events. Except as set forth in Schedule 3.9, since September 30, 2005, there has not been (a) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Farnsworth Shares or (b) any change or any event involving a prospective change in the condition of Farnsworth and its subsidiaries taken as a whole or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the condition of Farnsworth and its subsidiaries taken as a whole.

         Section 3.10 Legal Proceedings; Etc.

         (a) Schedule 3.10 sets forth a true and correct summary description as of the date hereof of any pending, or to Farnsworth's Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Farnsworth and its subsidiaries, including the venue, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies sought, other than foreclosure and other collection proceedings.

         (b) Neither Farnsworth nor any of its subsidiaries, is a party to any, and there are no pending or, to the Knowledge of Farnsworth and each Farnsworth subsidiary, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Farnsworth in which there is a reasonable probability of any material recovery or other Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Farnsworth which has had, or is reasonably likely to have, a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole and there is no default by Farnsworth or any of its subsidiaries under any material contract or agreement to which Farnsworth or any of its subsidiaries is a Party which has had or is reasonably likely to have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         Section 3.11 Taxes and Tax Returns.

         (a) Farnsworth has previously delivered or made available to Sterling copies of the federal, state and local income tax returns of Farnsworth and, if consolidated returns do not exist for all periods, of each of its subsidiaries, for the years 2004 and 2005 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service (the "IRS") or any other taxing authority. Farnsworth and its subsidiaries have duly filed in correct form all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and Farnsworth and its subsidiaries have duly paid or made adequate provisions for the payment of all taxes and other governmental charges which are owed by Farnsworth or any of its subsidiaries to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of Farnsworth and any of its subsidiaries), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) would not, individually or in the aggregate, result in a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole. The amounts set forth as liabilities for taxes on the Financial Statements of Farnsworth are sufficient, in the aggregate, for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the periods then ended, and have been computed in accordance with generally accepted accounting principles. Neither Farnsworth nor any of its subsidiaries is responsible for the taxes of any other person other than Farnsworth and any of its respective subsidiaries under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

         (b) Except as disclosed in Schedule 3.11, neither of Farnsworth nor any of its subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of Farnsworth or any of its subsidiaries, have been adequately provided for in the Financial Statements of Farnsworth.

         (c) Except as set forth on Schedule 3.11, neither Farnsworth nor any of its subsidiaries has made any payment, is obligated to make any payment or is a Party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

         (d) There has not been an ownership change, as defined in Section 382(g) of the Code, of Farnsworth or any of its subsidiaries that occurred during or after any taxable period in which Farnsworth or any of its subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of Farnsworth immediately preceding the date of this Agreement.

         (e) Neither Farnsworth nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Farnsworth or any of its subsidiaries.

         (f) To the Knowledge of Farnsworth, Farnsworth and its subsidiaries have withheld and paid over to taxing authorities all taxes required to be withheld from those workers who would be treated as employees, and any deferred compensation plans are in compliance with Section 409A of the Code.

         Section 3.12 Employee Benefit Plans.

         (a) Neither Farnsworth nor any of its subsidiaries has or maintains any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as described in
Schedule 3.12(a) (the "Employee Benefit Plans"). Farnsworth and its subsidiaries have, with respect to each such plan, delivered to Sterling true and complete copies of: (i) all current plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all current summary plan descriptions; (iii) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; and (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the IRS, or in the case of a prototype or volume submitter plan document, a copy of the most recent favorable opinion letter from the IRS; and (vii) copies of any IRS or U.S. Department of Labor notices that assert any material deficiency, penalty, or excise tax with respect to any such plan.

         (b) No Employee Benefit Plan is a defined benefit pension plan. Neither Farnsworth nor any of its subsidiaries (or any pension plan maintained by any of them) has incurred any liability to the PBGC or the IRS with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid. No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

         (c) Neither Farnsworth nor any of its subsidiaries has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in
Section 3(37) of ERISA.

         (d) All Employee Benefit Plans comply in all material respects with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable, similar state law. Neither Farnsworth nor any of its subsidiaries has any material liability under any such plan that is not reflected in the Financial Statements of Farnsworth. None of Farnsworth, any Employee Benefit Plan or any employee, administrator or agent thereof, is or has been in violation of the transaction code set rules under HIPAA ss.ss. 1172-1174 or the HIPAA privacy rules under 45 CFR Part 160 and subparts A and E of Part 164. No penalties have been imposed on Farnsworth, any

Employee Benefit Plan, or any employee, administrator or agent thereof, under HIPAA ss. 1176 or ss. 1177.

         For purposes of this Agreement, "COBRA" means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of Title I of ERISA and any regulations thereunder, and "HIPAA" means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

         (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any Employee Benefit Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or a material civil penalty under Section 502(i) of ERISA; and no actions have occurred which could result in the imposition of a material penalty under any section or provision of ERISA.

         (f) No Employee Benefit Plan which is a defined benefit pension plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in
Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

         (g) Except as described in Schedule 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment or obligation (including, without limitation, severance, bonus, deferred compensation, retirement, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Farnsworth or any of its subsidiaries under any Employee Benefit Plan or otherwise, (ii) materially increase any benefits or obligations otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits or obligations.

         (h) No  Employee  Benefit  Plan is a  multiemployer  plan as defined in
Section 414(f) of the Code or Section 3(37) or 4001(a)(3) of ERISA. Farnsworth and its subsidiaries have never been a party to or participant in a multiemployer plan.

         (i) There are no actions, liens, suits or claims pending or, to the Knowledge of Farnsworth, threatened (other than routine claims for benefits) with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan. No assets of Farnsworth or its subsidiaries are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

         (j) Each  Employee  Benefit  Plan which is  intended  to qualify  under
Section 401(a) or 403(a) of the Code has received a favorable determination letter from the IRS to the effect that it so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code or a favorable opinion letter from the IRS with respect to any Employee Benefit Plan that is set forth in a prototype or volume submitter plan document. To the Knowledge of Farnsworth, no event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

         (k) No Employee Benefit Plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA. No Employee Benefit Plan is a multiple employer welfare arrangement as defined in
Section 3(40) of ERISA.

         (l) Each employee pension benefit plan, as defined in Section 3(2) of ERISA, that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of Farnsworth or any of its subsidiaries are allocated to or held in a grantor trust or "rabbi trust" or similar funding vehicle.

         (m) Except as set forth on Schedule 3.12(m), no Employee Benefit Plan provides benefits to any current or former employee of Farnsworth or its subsidiaries following the retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents).

         (n) With respect to each Employee Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves or otherwise properly footnoted in accordance with generally accepted accounting principles on the Financial Statements of Farnsworth.

         (o) No Employee Benefit Plan is under IRS or U.S. Department of Labor examination or has received such notice that such an examination is pending nor has any Employee Benefit Plan been submitted to a voluntary IRS or U.S. Department of Labor correction program.

         Section 3.13 Title and Related Matters.

         (a) Except as set forth on Schedule 3.13(a), each of Farnsworth and its subsidiaries has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under the name of any of them on the Financial Statements of Farnsworth or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2005), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Farnsworth or incurred in the ordinary course of business after September 30, 2005, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) liens, encumbrances, mortgages, security interests, pledges, claims and title imperfections that would not in the aggregate have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         (b) All agreements pursuant to which Farnsworth or any of its subsidiaries leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event with respect to Farnsworth which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole. Except as set forth on Schedule 3.13(b), Farnsworth and its subsidiaries have all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

         (c) Except as set forth in Schedule 3.13(c), (i) all of the buildings, structures and fixtures owned, leased or subleased by Farnsworth and its subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Farnsworth and its subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

         Section 3.14 Real Estate.

         (a) Schedule 3.14(a) identifies each parcel of real estate or interest therein owned, leased or subleased by Farnsworth or its subsidiaries or in which Farnsworth or its subsidiaries has any ownership or leasehold interest.

         (b) Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which Farnsworth is the lessee of any real property and which relates in any manner to the operation of the businesses of Farnsworth.

         (c) As to each parcel of real property owned or used by Farnsworth or any of its subsidiaries, Farnsworth has not received notice of any pending or, to the Knowledge of Farnsworth, threatened condemnation proceedings, litigation proceedings or mechanic's or materialmen's liens.

         Section 3.15 Environmental Matters.

         (a) To the Knowledge of Farnsworth, each of Farnsworth, its subsidiaries, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in material compliance, and there are no present circumstances that would prevent or interfere with the continuation of such material compliance with all applicable federal, state and local laws, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined herein) in the environment or workplace except for violations which, individually or in the aggregate, will not have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         (b) There is no litigation pending or, to the Knowledge of Farnsworth or any of its subsidiaries, threatened before any court, governmental agency or board or other forum in which Farnsworth or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined herein) or (ii) relating to the release into the environment of any Hazardous Material (as defined herein), whether or not occurring at, on or involving a site owned, leased or operated by Farnsworth, any of its subsidiaries, or any Participation Facility except for litigation that would not, individually or in the aggregate have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         (c) There is no litigation pending or, to the Knowledge of Farnsworth or any of its subsidiaries, threatened before any court, governmental agency or board or other forum in which any Loan Property (or Farnsworth in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible Party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on or involving a Loan Property except for litigation that would not, individually or in the aggregate have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         (d) To the Knowledge of Farnsworth, there is no reasonable basis for any litigation of a type described in Section 3.15(b) and Section 3.15(c) of this Agreement.

         (e) To the Knowledge of Farnsworth, during the period of (i) ownership or operation by Farnsworth or any of its subsidiaries of any of its current properties, (ii) participation by Farnsworth or any of its subsidiaries in the management of any Participation Facility, or (iii) holding by Farnsworth or any of its subsidiaries of a security interest in any Loan Property, there have been no releases of Hazardous Material in, on, under or affecting such properties except for releases that would not, individually or in the aggregate have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         (f) Prior to the period of (i) ownership or operation by Farnsworth or any of its subsidiaries of any of its current properties, (ii) participation by Farnsworth or any of its subsidiaries in the management of any Participation Facility, or
(iii) holding by Farnsworth or any of its subsidiaries of a security interest in any Loan Property, to the Knowledge of Farnsworth or any of its subsidiaries, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property except for releases that would not, individually or in the aggregate have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         Section 3.16 Commitments and Contracts.

         (a) Except for this Agreement or as set forth in Schedule 3.16, none of Farnsworth or any of its subsidiaries is a party or subject to any of the following:

               (i) any agreement, contract, arrangement, commitment, or understanding (whether written or oral) that is material to the financial condition, results of operations or business of Farnsworth or any of its subsidiaries when taken as a whole;

               (ii) any real estate lease;

               (iii) any  employment,   consulting  or  severance   contract  or

     arrangement with any officer, director or employee, except for oral "at will" arrangements;

               (iv) any plan, arrangement or contract providing for bonuses, pensions, options, restricted stock, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officers, directors or employees of Farnsworth or any of its subsidiaries;

               (v) Any collective bargaining agreement with any labor union relating to employees of Farnsworth or any of its subsidiaries;

               (vi) any agreement which by its terms limits the payment of dividends by Farnsworth or any of its subsidiaries;

               (vii) any material instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Farnsworth or any of its subsidiaries is an obligor to any person, which instrument evidences or relates to indebtedness other than loans extended by Farnsworth, advances from the Federal Home Loan Bank ("FHLB"), deposits, repurchase agreements, bankers acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds," or which contain financial covenants or other restrictions (other than those relating to the payment of principal ad interest when due) which would become applicable on or after the Effective Time to Farnsworth or any of its subsidiaries;

               (viii) any contract limiting the freedom of Farnsworth or any of its subsidiaries to engage in any type of bank or banking-related business permissible under law;

               (ix) any contract relating to the acquisition of any business that has not been fully formed, including when contingent compensation remains to be paid;

               (x) any contract or agreement pursuant to which Farnsworth or any of its subsidiaries is obligated to make payments in excess of $25,000 on an annual basis that cannot be terminated by Farnsworth or any of its subsidiaries without penalty upon 90 days or less notice; and

               (xi) any other contract or agreement which would be required to be disclosed in reports filed by Farnsworth with the Securities and Exchange Commission ("SEC") or the Office of Thrift Supervision (the "OTS") and which has not been so disclosed.

         (b) Except as set forth on Schedule 3.16(b), (i) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in termination of any of the material service contracts (including leases, agreements or licenses) to which Farnsworth or any of its subsidiaries is a party ("Service Contracts"), or modification or acceleration of any of the terms of such Service Contracts; and (ii) no consents are required to be obtained and no notices are required to be given in order for the Service Contracts to remain effective, without any modification or acceleration of any of the terms thereof, following the consummation of the transactions contemplated by this Agreement.

         (c) Schedule 3.16(c) lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically data processing agreements) to which Farnsworth is a Party.

         (d) Neither Farnsworth or any of its subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected, or under which it or its assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such default.

         (e) True and correct copies of material contracts, leases, agreements, plans, arrangements and instruments referred to in Sections 3.18 (a), (b), or
(c) have been provided to Sterling or Sterling Bank on or before the date hereof, as listed in the respective disclosure schedules and are in full force and effect on the date hereof.

         Section 3.17 Regulatory Matters. None of Farnsworth or any of its subsidiaries has taken or agreed to take any action or has any Knowledge of any fact or has agreed to any circumstance that would materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder.

         Section 3.18 Registration Obligations. Farnsworth is not under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

         Section 3.19 Antitakeover Provisions. Farnsworth has taken all actions required to exempt Farnsworth, this Agreement and the Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations, including, without limitation, the New Jersey Shareholders Protection Act.

         Section 3.20 Insurance. Farnsworth and its subsidiaries are presently insured as set forth on Schedule 3.20, and during each of the past three calendar years have been insured, for such amounts against such risks as companies or institutions engaged in a similar business and of a similar size would, in accordance with good business practice, customarily be insured. To the Knowledge of Farnsworth, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Farnsworth and each Farnsworth subsidiary provide adequate coverage against loss, and the fidelity bonds in effect as to which Farnsworth is named an insured are sufficient for their purpose. Such policies of insurance are listed and described in Schedule 3.20 and are in full force and effect. Neither Farnsworth nor any of its subsidiaries are in material default thereunder and all claims thereunder have been filed in due and timely fashion.

         Section 3.21 Labor.

         (a) No work stoppage involving Farnsworth or any of its subsidiaries is pending as of the date hereof or, to the Knowledge of Farnsworth and its subsidiaries, threatened. None of Farnsworth or any of its subsidiaries is involved in, or, to the Knowledge of Farnsworth and its subsidiaries, threatened with or affected by, any proceeding asserting that Farnsworth or any of its subsidiaries has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding which might reasonably be expected to have a Material Adverse Effect on Farnsworth and its subsidiaries, taken as a whole. No union represents or, to the Knowledge of Farnsworth, claims to represent any employees of Farnsworth or its subsidiaries, and, to the Knowledge of Farnsworth and its subsidiaries, and, to the Knowledge of Farnsworth, no labor union is attempting to organize employees of Farnsworth or its subsidiaries.

         (b) Except as set forth on Schedule 3.21(b), the consummation of the transactions contemplated hereby will not cause Sterling to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity. Except as set forth on Schedule 3.16(a) hereto, no employee of Farnsworth or its subsidiaries has any contractual right to continued employment by Farnsworth.

         (c) To the Knowledge of Farnsworth, Farnsworth and its subsidiaries are in material compliance with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

         (d) Except as set forth on Schedule 3.21(d) hereto, there has not been, there is not presently pending or existing and there is not threatened any proceeding against or affecting Farnsworth or its subsidiaries relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting Farnsworth or its subsidiaries.

         Section 3.22 Compliance with Laws. Each of Farnsworth and its subsidiaries has conducted its business in accordance with all applicable federal, state and local laws, regulations and orders, and each is in material compliance with such laws, regulations and orders. Except as disclosed in
Schedule 3.22, Farnsworth and each of its subsidiaries:

         (a) are not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole), and

         (b) has not received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that Farnsworth or any of its subsidiaries are not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces except where such noncompliance would not have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole, (ii) threatening to revoke any permit or license,
(iii) requiring Farnsworth or any of its subsidiaries to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Farnsworth or any of its subsidiaries, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business (other than regulatory restrictions applicable to similarly-situated companies and their subsidiaries generally).

         (c) are not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause Farnsworth or any of its subsidiaries: (i) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act of 2001, Public Law 107-56 (the "USA PATRIOT Act"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; as well as the provisions of the information security program adopted by Farnsworth or any of its subsidiaries pursuant to 12 C.F.R. Part 208. Furthermore, the Board of Directors of Farnsworth has adopted and Farnsworth has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder.

         Section 3.23 Transactions with Management.Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of Farnsworth at the time such deposits were entered into, (b) the loans listed on Schedule 3.5 or arm's length loans to employees entered into in the ordinary course of business, (c) obligations under Employee Benefit Plans of Farnsworth and its subsidiaries set forth in Schedule 3.12 and (d) any loans or deposit agreements entered into in the ordinary course with customers of Farnsworth, there are no contracts with or commitments to directors, officers or employees involving the expenditure of more than $5,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

         Section 3.24 Derivative Contracts.Neither Farnsworth nor any of its subsidiaries is a party to and have not agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement not included in Financial Statements of Farnsworth which is a financial derivative contract (including various combinations thereof) ("Derivative Contracts"), except for those Derivative Contracts set forth in Schedule 3.24.

         Section 3.25 Deposits.None of the deposits of Farnsworth or any of its subsidiaries are "brokered" deposits as such term is defined in the Rules and Regulations of the FDIC or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any affiliate of Farnsworth's.

         Section 3.26 Accounting Controls; Disclosure Controls.

         (a) Farnsworth has devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Farnsworth and its subsidiaries; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as Farnsworth and its subsidiaries or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Farnsworth and its subsidiaries is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Farnsworth and its subsidiaries; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

         (b) Since September 30, 2005 there have been no significant changes in the internal controls utilized by Farnsworth or any of its subsidiaries ("Internal Controls") with respect to their financial records or in other factors that could significantly affect the Internal Controls, including any corrective actions with regard to significant deficiencies and material weakness. There are no significant deficiencies in the design or operation of the Internal Controls which would adversely affect the ability of Farnsworth or any of its subsidiaries to record, process, summarize and report financial data, and there are no material weaknesses in the Internal Controls. Farnsworth is not aware of any fraud or suspected fraud, whether or not material, which involves management or other employees who have a significant role in preparing Farnsworth's consolidated financial statements.

         Section 3.27 Deposit Insurance.The deposit accounts of Peoples are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the "Act"); Farnsworth has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 3.28 Intellectual Property. Schedule 3.28 sets forth all (i) trademarks, tradenames, service marks or other trade rights, whether or not registered, and all pending applications for any such registrations, (ii) copyrights, copyrightable materials or pending applications therefore, (iii) trade secrets, (iv) inventions, discoveries, designs and drawings, (v) computer software, and (vi) patents and patent applications owned, licensed of otherwise used by Farnsworth and any of its subsidiaries (collectively the "Intellectual Property Rights"). Neither Farnsworth nor any of its subsidiaries has granted to any Person any license, option or other rights to use in any manner any of the Intellectual Property Rights, whether requiring the payment of royalties or not. The Intellectual Property Rights will not cease to be the rights of Farnsworth or be impaired by reason of performance of this Agreement or the consummation of the transactions contemplated hereby. No other Person has (i) notified Farnsworth or any of its subsidiaries that such Person claims any ownership or right of use of the Intellectual Property Rights or, (ii) to the Knowledge of Farnsworth or any of its subsidiaries, is infringing upon any Farnsworth or any of its subsidiaries. To the Knowledge of Farnsworth and its subsidiaries, the use of the Intellectual Property Rights does not conflict with, infringe upon or otherwise violate the valid rights of any Person. No written notice has been received and not fully resolved and no action has been instituted or, to the Knowledge of Farnsworth and its subsidiaries, threatened against Farnsworth or any of its subsidiaries alleging that the use of the Intellectual Property Rights infringes upon or otherwise violates the rights of any Person.

         Section 3.29 Absence of Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the financial statements included in the Farnsworth Form 10-QSB for the period ended March 31, 2006 and for liabilities incurred in the ordinary course of business consistent with past practices or in connection with this Agreement or the transactions contemplated hereby or as set forth in Schedule 3.29, since March 31, 2006 neither Farnsworth nor any of its subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had or is reasonably expected to have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole.

         Section 3.30 Exchange Act Reports. Since June 30, 2004, Farnsworth and each of its subsidiaries have timely filed, and subsequent to the date of this Agreement and prior to the Effective Time will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K, proxy statements and all communications mailed by Farnsworth to its shareholders (collectively, the "Farnsworth Reports"). As of the respective dates, the Farnsworth Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the rules and regulations of the SEC to the extent applicable thereto, and all such reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         Section 3.31 Fairness Opinion.Prior to the execution of this Agreement, the Farnsworth Board has received the written opinion of Farnsworth's financial advisor, Raymond James & Associates, Inc., to the effect that as of the date hereof, and based upon and subject to the matters set forth herein, the Merger Consideration is fair, from a financial point of view, the shareholders of Farnsworth. Such opinion has not been amended or rescinded as of the date of this Agreement.

         Section 3.32 Investment Securities. Except as set forth on Schedule 3.32, no Farnsworth investment security or mortgage backed security held by Farnsworth or any of its subsidiaries, were it to be held as a loan, would be classified as "substandard," "doubtful," "loss," "other loans especially mentioned," "other assets especially mentioned," "special mention," "credit risk assets," "classified," "criticized," "watch list," "concerned loans" or any comparable classifications.

         Section 3.33 Proxy Materials. None of the information relating to Farnsworth to be included in the Joint Proxy Statement/Prospectus which is to be mailed to the shareholders of Farnsworth and Sterling in connection with the solicitation of their approval of this Agreement will, at the time such Joint Proxy Statement/Prospectus is mailed or at the time of the meetings of shareholders to which such Joint Proxy Statement/Prospectus relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 3.34 Untrue Statements and Omissions. No representation or warranty contained in Article 3 of this Agreement or in the Schedules of Farnsworth and its subsidiaries contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF STERLING AND STERLING BANK

         Sterling and Sterling Bank hereby represent and warrant to Farnsworth as follows as of the date hereof and also on the Effective Time (except as otherwise provided):

         Section 4.1 Organization and Related Matters of Sterling and Sterling Bank.

         (a) Sterling is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Sterling has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Sterling is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by Sterling, or the character or location of the properties and assets owned or leased by Sterling makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on Sterling and Sterling Bank taken as a whole. Upon consummation of the Holding Company Reorganization, Sterling will be a bank holding company duly registered with the FRB under the Bank Holding Company Act of 1956, as amended. True and correct copies of the Certificate of Incorporation of Sterling and the Bylaws of Sterling, each as amended to the date hereof, have been made available to Farnsworth.

         (b) Sterling Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey. Sterling Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Sterling Bank is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by Sterling Bank, or the character or location of the properties and assets owned or leased by Sterling Bank makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on Sterling and Sterling Bank taken as a whole. True and correct copies of the Certificate of Incorporation of Sterling Bank and the Bylaws of Sterling Bank, each as amended to the date hereof, have been made available to Farnsworth.

         (c) Sterling has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on Sterling and Sterling Bank taken as a whole.

         (d) Sterling Bank has no subsidiaries except for Sterling.

         Section 4.2 Capitalization.

         (a) The authorized capital stock of Sterling consists of 15,000,000 shares of common stock, $2.00 par value of which no shares are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of Sterling are duly authorized and validly issued and all such shares are fully paid and nonassessable and free of preemptive rights.

         (b) The authorized capital stock of Sterling Bank consists of 15,000,000 shares of common stock, $2.00 par value, 4,547,211 shares of which are issued and outstanding (exclusive of any such shares held in the treasury of Sterling Bank) as of the date hereof. All issued and outstanding shares of Sterling Bank have been duly authorized and validly issued, and all such shares are fully paid and nonassessable and free of preemptive rights.

         Section 4.3 Authorization. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been duly authorized by the Boards of Directors of Sterling and Sterling Bank, and no other corporate proceedings on the part of Sterling or Sterling Bank are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of Sterling and Sterling Bank enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Certificate of Incorporation or Bylaws of Sterling or Sterling Bank or, (ii) assuming that any necessary Consents are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sterling or Sterling Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Sterling or Sterling Bank is a party, or by which Sterling or Sterling Bank or any of their properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sterling or Sterling Bank or any of their material properties or assets, and with respect to (B) above, such individually or in the aggregate will not have a Material Adverse Effect on Sterling and Sterling Bank taken as a whole.

         Section 4.4 Financial Statements.

         (a) Sterling Bank has made available to Farnsworth copies of audited consolidated financial statements of Sterling Bank as of and for the years ended December 31, 2005 and 2004 and unaudited consolidated financial statements for the quarter ended March 31, 2006, and Sterling and Sterling Bank will make available to Farnsworth, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of Sterling Bank (or Sterling subsequent to the consummation of the Holding Company Reorganization), the consolidated financial statements of Sterling as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the "Financial Statements of Sterling").

         (b) Each of the Financial Statements of Sterling and Sterling Bank (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Sterling and Sterling Bank have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions. Each of the Financial Statements of Sterling and Sterling Bank (including the related notes) fairly presents or will fairly present the consolidated financial position of Sterling or Sterling Bank, as the case may be, as of the respective dates thereof and fairly presents or will fairly present the results of operations of Sterling or Sterling Bank, as the case may be, for the respective periods therein set forth.

         (c) Since December 31, 2005, neither Sterling nor Sterling Bank has incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Sterling and Sterling Bank taken as a whole. Since December 31, 2005, Sterling has not incurred or paid any obligation or liability which would be material to Sterling and Sterling Bank taken as a whole, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

         Section 4.5 Consents and Approvals. Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the shareholders of Farnsworth and Sterling Bank; and (iii) filing of Certificate of Merger with the State of New Jersey. No consents or approvals by, or filings or registrations with, any third Party or any public body, agency or authority are necessary in connection with the execution and delivery by Sterling and Sterling Bank of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

         Section 4.6 Proxy Materials. None of the information relating solely to Sterling or Sterling Bank to be included or incorporated by reference in the Joint Proxy Statement/ Prospectus which is to be mailed to the shareholders of Farnsworth and Sterling Bank in connection with the solicitation of their approval of this Agreement will, at the time such Joint Proxy Statement/Prospectus is mailed or at the time of the meetings of shareholders of Farnsworth and Sterling Bank to which such Joint Proxy Statement/Prospectus relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.

         Section 4.7 Regulatory Matters. Neither Sterling nor Sterling Bank has agreed to take any action, has no Knowledge of any fact or has agreed to any circumstance that would materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement including matters relating to the Community Reinvestment Act.

         Section 4.8 Untrue Statements and Omissions. No representation or warranty contained in Article 4 of this Agreement or in the Schedules of Sterling and Sterling Bank contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.9 Absence of Certain Changes or Events. Since December 31, 2005, there has not been any change or any event which has had, or is reasonably likely to have, a Material Adverse Effect on Sterling and Sterling Bank taken as a whole, or a combination of such changes or events which has had, or is reasonably likely to have, a Material Adverse Effect on Sterling and Sterling Bank taken as a whole and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such change or event in the future.

         Section 4.10 Legal Proceedings; Etc.

         (a) Neither Sterling nor Sterling Bank is a party to any, and there are no pending or, to the Knowledge of Sterling and Sterling Bank, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Sterling and Sterling Bank, including the venue, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedies sought, other than foreclosure and other collection proceedings.

         (b) Neither Sterling nor Sterling Bank is a party to any, and there are no pending or, to the Knowledge of Sterling and Sterling Bank, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Sterling or Sterling Bank in which there is a reasonable probability of any material recovery or other
Material Adverse Effect on Sterling and Sterling Bank taken as a whole; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Sterling or Sterling Bank which has had, or is reasonably likely to have, a Material Adverse Effect on Sterling and Sterling Bank taken as a whole and there is no default by Sterling or Sterling Bank under any material contract or agreement to which Sterling or Sterling Bank is a party which has had or is reasonably likely to have a Material Adverse Effect on Sterling and Sterling Bank taken as a whole.

         Section 4.11 Compliance with Laws. Each of Sterling and Sterling Bank has conducted its business in accordance with all applicable federal, state and local laws, regulations and orders, and each is in material compliance with such laws, regulations and orders. Neither Sterling nor Sterling Bank:

         (a) is in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business (other than where such violation will not, alone or in the aggregate, have a Material Adverse Effect on Sterling or Sterling Bank), and

         (b) has received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that Sterling or Sterling Bank is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces except where such noncompliance would not have a Material Adverse Effect on Sterling and Sterling Bank taken as a whole, (ii) threatening to revoke any permit or license, (iii) requiring Sterling or Sterling Bank to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any material manner, the operations of Sterling or Sterling Bank, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity's capital adequacy, credit policies, management or business (other than generally regulatory restrictions applicable to similarly-situated companies and their subsidiaries).

         (c) is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist, which would cause Sterling or Sterling Bank: (i) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act of 2001, Public Law 107-56 (the "USA PATRIOT Act"), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; as well as the provisions of the information security program adopted by Sterling pursuant to 12 C.F.R. Part 570. Furthermore, the Boards of Directors of Sterling and Sterling Bank have adopted and Sterling and Sterling Bank have implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of
Section 352 of the USA PATRIOT Act and the regulations thereunder.

         Section 4.12 Antitakeover Provisions. Sterling and Sterling Bank have taken all actions required to exempt Sterling and Sterling Bank, this Agreement and the Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state
"antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations, including, without limitation, the New Jersey Shareholders' Protection Act.


         Section 4.13 Accounting Controls; Disclosure Controls. (a) Sterling and Sterling Bank have devised and maintained systems of internal accounting control sufficient to provide reasonable assurances that: (i) all material transactions are executed in accordance with general or specific authorization of their respective Board of Directors and the duly authorized executive officers of Sterling and Sterling Bank; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as Sterling and Sterling Bank or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Sterling and Sterling Bank is permitted only in accordance with general or specific authorization of the

Boards of Directors and the duly authorized executive officers of Sterling and Sterling Bank; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences.

         (b) Since June 30, 2005 there have been no significant changes in the internal controls utilized by Sterling Bank (" Sterling Internal Controls") with respect to their financial records or in other factors that could significantly affect the Internal Controls, including any corrective actions with regard to significant deficiencies and material weakness. There are no significant deficiencies in the design or operation of the Sterling Internal Controls which would adversely affect the ability of Sterling or Sterling Bank to record, process, summarize and report financial data, and there are no material weaknesses in the Sterling Internal Controls. Neither Sterling nor Sterling Bank is aware of any fraud or suspected fraud, whether or not material, which involves management or other employees who have a significant role in preparing Sterling Bank's consolidated financial statements.


         Section 4.14 Deposit Insurance. The deposit accounts of Sterling Bank are insured by the FDIC in accordance with the provisions of the Act; Sterling Bank has paid all regular premiums and special assessments and filed all reports required under the Act.

         Section 4.15 Absence of Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the financial statements included in the Sterling Bank Form 10-Q for the period ended March 31, 2006 and for liabilities incurred in the ordinary course of business consistent with past practices or in connection with this Agreement or the transactions contemplated hereby, since March 31, 2006 neither Sterling nor Sterling Bank has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had or is reasonably expected to have a Material Adverse Effect on Sterling and Sterling Bank taken as a whole.


         Section 4.16 Exchange Act Reports. Since June 30, 2004, Sterling Bank has timely filed, and subsequent to the date of this Agreement and prior to the Effective Time will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed pursuant to the Exchange Act, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-K, proxy statements and all communications mailed by Sterling Bank to its shareholders (collectively, the "Sterling Bank Reports"). As of the respective dates, the Sterling Bank Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the rules and regulations under the Exchange Act to the extent applicable thereto, and all such reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         Section 4.17 Fairness Opinion.Prior to the execution of this Agreement, the Sterling and Sterling Bank Boards have received the oral opinion of their financial advisor to the effect that as of the date hereof, and based upon and subject to the matters set forth herein, the financial terms of the Merger are fair, from a financial point of view, the shareholders of Sterling Bank and such opinion has not been amended or rescinded as of the date hereof.

                                   ARTICLE 5

                            COVENANTS AND AGREEMENTS

         Section 5.1 Conduct of the Business of Farnsworth, Sterling and Sterling Bank.

         (a) During the period from the date of this Agreement to the Effective Time, each of Farnsworth, Sterling and Sterling Bank shall, and shall cause their respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles and in compliance in all material respects with all applicable laws and regulations, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, (iii) preserve the goodwill of its customers and its subsidiaries and others with whom business relationships exist, (iv) except as required by law or regulation, take no action which would adversely affect or delay the ability of the Parties to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement, (v) not take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article 7 not being satisfied,
(vi) knowingly commit any act or omission which constitutes a material breach or default by under any agreement with any Regulatory Authority or under any material contract to which any of them is a party or by which any of them or their respective Parties is bound, (vii) knowingly take any action that would, or would reasonably be expected to, prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code, (ix) enter into any new material line of business; change its material lending, investment, underwriting, risk and assets/liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed, or (x) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, or
(ii) a material violation of any provision of this Agreement, except in each case as may be required by applicable law or regulation.

         (b) During the period from the date of this Agreement to the Effective Time, except as required by law or regulation or the terms of this Agreement, Farnsworth shall not, and it shall not permit any Farnsworth subsidiary, without the prior written consent of Sterling and Sterling Bank (which consent shall not be unreasonably withheld), to:

               (i) change, delete or add any provision of or to the Certificate of Incorporation or Bylaws of Farnsworth or the organizational documents of any subsidiary;

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

               (ii) except for the issuance of Farnsworth Shares pursuant to the terms of the Farnsworth Options outstanding on the date hereof and disclosed in Schedule 3.2, change the number of shares of the authorized, issued or outstanding capital stock of Farnsworth, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue, grant or modify any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Farnsworth, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Farnsworth; provided that Farnsworth may pay its semi-annual cash dividend of up to $.05 per share on each Farnsworth Share issued and outstanding (other than shares held in treasury and unawarded shares held in benefit plans) prior to the Effective Time consistent with past practices.

               (iii) incur any material liabilities or material obligations (other than deposit liabilities, FHLB borrowings and short-term borrowings in the ordinary course of business and consistent with past practice), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument;

               (iv) make  any   capital   expenditures   in  excess  of  $15,000
     individually or $50,000 in the aggregate;

               (v) sell, transfer, convey or otherwise dispose of any real property (including "other real estate owned") or interest therein;

               (vi) except as provided in Schedule 5.1(b)(vi), pay any bonuses to any employee, officer, director other than in the ordinary course of business consistent with past practices or grant any salary increases to officers except for merit-based or annual salary increases in the ordinary course of business consistent with past practices;

               (vii) enter into or extend any agreement, lease or license relating to real property, personal property, data processing or bankcard functions relating to Farnsworth;

               (viii) acquire five percent (5%) or more of the assets or equity securities of any Person or acquire direct or indirect control of any Person;

               (ix) originate, purchase, extend or grant any loan other than in the ordinary course of business;

               (x) file any applications or make any contract with respect to branching by Farnsworth or any of its subsidiaries (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property;

               (xi) form any new subsidiary or cause or permit a material change in the activities presently conducted by any subsidiary of Farnsworth or make additional investments in subsidiaries;

               (xii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with Farnsworth's past practices;

               (xiii) change any method of accounting principles or practices other than changes required by applicable law or GAAP or regulatory accounting principles; or

               (xiv) enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law, subject to the provision of prior written notice to and consultation with respect thereto with Sterling and Sterling Bank, or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on
     Schedule 5.2(b)(vii), any pension, retirement, supplemental executive retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of Farnsworth or its subsidiaries or take any action to accelerate the vesting or exercisability of stock options (other than as a result of the execution of this Agreement or consummation of the Merger), restricted stock or other compensation or benefits payable thereunder.

         Section 5.2 Current Information. During the period from the date of this Agreement to the Effective Time or the time of termination or abandonment of this Agreement, to the extent permitted by law, the Parties will each cause one or more of their designated representatives to confer on a regular and frequent basis and to report to the other the general status of their ongoing operations. Each of the Parties will promptly notify the others of any material change in the normal course of its business or its operations or properties, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), the institution of material litigation, claims, threats or causes of action, and will keep the other fully informed of such events. Farnsworth, Sterling and Sterling Bank will each furnish to the other, promptly after the preparation and/or receipt thereof, copies of its unaudited quarterly periodic financial statements for the applicable periods then ended, and such financial statements shall, upon delivery by Farnsworth to Sterling, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of Farnsworth and upon delivery by Sterling or Sterling Bank to Farnsworth, be treated, for purposes of Section 4.4 hereof as among the Financial Statements of Sterling.

         Section 5.3 Access to Properties; Personnel and Records.

         (a) For so long as this Agreement shall remain in effect, Farnsworth and its subsidiaries shall permit Sterling, Sterling Bank or its agents reasonable access, during normal business hours, to the properties of Farnsworth and its subsidiaries, and shall disclose and make available (together with the right to copy) to Sterling and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Farnsworth, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings (other than minutes of meetings at which this Agreement or the transactions contemplated thereby are discussed), organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, and any other assets, business activities or prospects in which Sterling or Sterling Bank may have a reasonable interest, and Farnsworth and its subsidiaries shall use their reasonable best efforts to provide Sterling and Sterling Bank and their representatives access to the work papers of Farnsworth's and Farnsworth subsidiaries' accountants. Notwithstanding the foregoing, Farnsworth and its subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would contravene any law, rule, regulation, order or judgment or would violate any confidentiality agreement entered into by Farnsworth prior to the date hereof. The foregoing rights granted to Sterling and Sterling Bank shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Farnsworth and its subsidiaries.

         (b) All information furnished by the Parties hereto pursuant to this Agreement shall be treated as the sole property of the Party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the Party receiving the information shall return to the Party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed transactions are abandoned but shall not apply to (1) any information which (A) the Party receiving the information was already in possession of prior to disclosure thereof by the Party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the Party receiving the information; or (2) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten (10) business days prior notice thereof. Each Party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law. Without the consent of the other Party, neither Party shall use information furnished to such Party other than for the purposes of the transactions contemplated hereby.

         Section 5.4 Approvals of Shareholders. Farnsworth and Sterling Bank will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of their respective shareholders as soon as reasonably practicable for the purpose of approving this Agreement (but in no event later than 60 days after the Registration Statement has been declared effective) and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. Upon the receipt of an updated fairness opinion dated within five days of the date of mailing of the Joint Proxy Statement/Prospectus, the Board of Directors of Farnsworth will recommend to its shareholders in the Joint Proxy Statement/Prospectus the approval of this Agreement and the transactions contemplated hereby and Farnsworth will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby provided that nothing in this Agreement shall prevent the Board of Directors of Farnsworth from withholding, withdrawing, amending or modifying such recommendation if the Board of Directors of Farnsworth determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties under the applicable law. Sterling Bank will use its best efforts to obtain approval of both the Holding Company Reorganization and the Merger. In the event the Sterling Bank shareholders do not approve the proposal to approve the Holding Company Reorganization and the Merger, Sterling Bank will submit the Merger to its shareholders within 75 days of the date of the original meeting as a proposal to approve the Merger only provided that Sterling Bank shall not be required to submit the Merger to its shareholders if (i) after an evaluation of the results of the voting at its most recent shareholders meeting with the advice of its proxy solicitation advisor, Sterling Bank reasonably believes in good faith that the Merger would be disapproved, and (ii) Farnsworth consents in writing to not submitting the Merger to Sterling Bank shareholders, which consent shall not be unreasonably withheld.

         Section 5.5 No Other Bids. (a) (a) Except with respect to this Agreement and the transactions contemplated hereby, neither Farnsworth nor any "Affiliate" (as defined herein) thereof, nor any investment banker, attorney, accountant or other representative (collectively, "representative") retained by Farnsworth or any of its subsidiaries shall directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to an Acquisition Proposal, (iii) participate in any discussions or negotiations regarding an Acquisition Proposal, or (iv) make or authorize any statement or recommendation in support of any Acquisition Proposal. Notwithstanding the foregoing, if, and only to the extent that, (i) Farnsworth's Board reasonably determines in good faith, after consultation with outside legal counsel, that such action would be required in order for the directors of Farnsworth to comply with their respective fiduciary duties under the applicable law in response to a bona fide written Acquisition Proposal not solicited in violation of Section 5.5(a) that the Farnsworth Board believes in good faith to be a Superior Proposal and (ii) Farnsworth provides notice to Sterling and Sterling Bank of its decision to take such action in accordance with the requirements of
Section 5.5(b), Farnsworth may (1) furnish information with respect to Farnsworth to any Person making such an Acquisition Proposal pursuant to a customary confidentiality agreement (as determined by Farnsworth after consultation with outside legal counsel) on terms substantially similar to, and no less favorable to Farnsworth than the terms contained in any such agreement between Farnsworth and Sterling or Sterling Bank, (2) participate in discussions or negotiations regarding the Acquisition Proposal, (3) authorize any statement or recommendation in support of such Acquisition Proposal or (4) enter into an agreement in connection with such Acquisition Proposal. Consistent with the terms of this Section 5.5(a), Farnsworth may take any action to the extent necessary in order to comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

         (b) Farnsworth and each of its subsidiaries shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Sterling or Sterling Bank) conducted heretofore with respect to any of the foregoing. Farnsworth shall notify Sterling and Sterling Bank promptly (but in no event later than 24 hours) after receipt of any such Acquisition Proposal, or any material modification or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to Farnsworth or any of its subsidiaries or for access to the properties, books or records of Farnsworth or any of its subsidiaries by any Person who informs the Farnsworth Board or a member of senior management of Farnsworth or any of its subsidiaries that it is considering making, or has made, an Acquisition Proposal. Farnsworth shall keep Sterling and Sterling Bank fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. Farnsworth also shall promptly, and in any event, within 24 hours, notify Sterling and Sterling Bank orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal in accordance with Section 5.5(a).
Farnsworth shall ensure that its directors, officers, employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of Farnsworth and each of its subsidiaries are aware of the restrictions described in this Section 5.5 as reasonably necessary to avoid violations thereof.

         Section 5.6 Notice of Deadlines. Schedule 5.6 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Farnsworth or any of its subsidiaries is a party.

         Section 5.7 Maintenance of Properties. Farnsworth and its subsidiaries will maintain their respective properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

         Section 5.8 Conforming Accounting and Reserve Policies. Upon written confirmation from Sterling and Sterling Bank that all conditions to closing set forth in Articles 8 and 9 have been satisfied or waived, at the request of Sterling and Sterling Bank, Farnsworth shall immediately prior to Closing establish and take such reserves and accruals as Sterling and

Sterling Bank reasonably shall request to conform Farnsworth's loan, accrual, reserve and other accounting policies to the policies of Sterling Bank.

         Section 5.9 Bank Merger Agreement. Prior to the Effective Time, Sterling Bank and Peoples shall have executed and delivered the Bank Merger Agreement substantially in the form annexed hereto as Exhibit 5.9.

         Section 5.10 Holding Company Reorganization. Without the prior written consent of Farnsworth, which shall not be unreasonably withheld or delayed, the Boards of Directors of Sterling and Sterling Bank shall not amend, in a manner adverse to Farnsworth or its shareholders, or terminate the Plan of Acquisition dated April 26, 2006 and approved by the New Jersey Department of Banking on May 22, 2006, which provides for the Holding Company Reorganization other than to extend the deadline for completion of the Holding Company Reorganization to March 31, 2007.

                                   ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         Section 6.2 Regulatory Matters.

         (a) As promptly as practicable following the execution and delivery of this Agreement, but in no event more than sixty (60) days from the date hereof, Sterling, Sterling Bank and Farnsworth shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The Parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of Farnsworth and Sterling Bank. Each of the Parties shall have the right to review any filing, to the extent permitted by law, made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

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         (b) Each Party hereto will furnish the other Party with all information concerning itself, its Subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. The Parties hereto will promptly furnish each other with copies of written communications received by them or their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         Section 6.3 Employment and Employee Benefits Matters.

         (a) The Parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between Sterling, Sterling Bank or any of their affiliates and any director, officer or employee of Farnsworth or any of its subsidiaries or an obligation on the part of Sterling, Sterling Bank or any of their affiliates to employ any such directors, officers or employees.

         (b) The Parties agree that appropriate steps shall be taken to terminate all employee benefit plans of Farnsworth or any of its subsidiaries immediately prior to, at or as soon as administratively feasible following the Effective Time, provided that the conditions of this Subsection (b) and of paragraphs (i)-(ii) below are then met and provided further that all employees of Farnsworth or any of its subsidiaries who were participating immediately prior to the Merger in Employee Benefit Plans of Farnsworth or any of its subsidiaries for which Sterling or Sterling Bank maintains a corresponding plan shall commence participation in Sterling's or Sterling Bank's corresponding plan upon the later of the Effective Time or the date of termination of coverage under the Employee Benefit Plans of Farnsworth or any of its subsidiaries without any gap or interruption in coverage (including any gap affecting any of Farnsworth employee's dependents), whether a gap in time of coverage or in waiting or elimination periods. Subject to Section 6.3(c) hereof and except as otherwise specifically provided below, Sterling and Sterling Bank agree that the officers and employees of Farnsworth or any of its subsidiaries who Sterling or Sterling Bank employ shall be eligible to participate in Sterling's or Sterling Bank's employee benefit plans, including welfare and fringe benefit plans, sick leave, vacation, holiday pay and similar payroll practices, on the same basis as and subject to the same conditions as are applicable to any newly-hired employee of Sterling or Sterling Bank; provided, however, that:

               (i) with respect to each Sterling Health Plan, Sterling and Sterling Bank shall waive all waiting periods under said plans for pre-existing conditions; and

               (ii) credit for each such employee's past service with Farnsworth or any of its subsidiaries prior to the Effective Time ("Past Service Credit") shall be given by Sterling and Sterling Bank to continuing Farnsworth employees for purposes of establishing eligibility for

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          participation  in and vesting  under  Sterling's  and Sterling  Bank's welfare and fringe benefit plans.

         (c) Any employee of Farnsworth whose employment with Sterling or Sterling Bank is involuntarily terminated by Sterling or Sterling Bank, absent termination for cause in accordance with policies of Sterling or Sterling Bank, shall receive severance payments in accordance with the policy and years of service information set forth at Schedule 6.3(c).

         (d) As of the Effective Time, the Peoples Savings Bank Employee Stock Ownership Plan ("ESOP") shall be terminated on such terms and conditions as contained in the ESOP (as of the date of this Agreement). As soon as practicable after the receipt of a favorable determination letter from the IRS as to the tax qualified status of the ESOP upon its termination under Section 401(a) of the IRC (the "Final Determination Letter"), distributions of the benefits under the ESOP shall be made to the ESOP Participants. From and after the date of this Agreement, in anticipation of such termination and distribution, Farnsworth and its representatives shall use their best efforts to apply for and to obtain such favorable Final Determination Letter from the IRS. If the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the ESOP to lose its tax-qualified status, then Farnsworth before the Effective Time, and Sterling or Sterling Bank after the Effective Time, shall take such action as they may reasonably determine with respect to the distribution of benefits to the ESOP Participants, provided that the assets of the ESOP shall be held or paid only for the benefit of the ESOP Participants, as determined on the Effective Time, and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to Farnsworth or Sterling, Sterling Bank or any affiliate thereof. At the time distribution of benefits is made under the ESOP on or after the Effective Time, at the election of the ESOP Participant, the amount thereof that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the IRC) may be rolled over by such ESOP Participant to any qualified Sterling or Sterling Bank benefit plan that permits rollover distributions or to any eligible individual retirement account.

         (e) Sterling or Sterling Bank shall assume and honor all Farnsworth and Peoples Bank's obligations under any Employment Agreement, Change in Control Agreement or severance pay plans; provided, however, concurrent with the execution and delivery of this Agreement, Mr. Gary N. Pelehaty and Mr. Charles Alessi and any individual deemed to be a "Specified Employee" of Farnsworth or Peoples Bank within the meaning of Section 409A of the Code and regulations promulgated thereunder, will execute and deliver to the Sterling an agreement in the form attached hereto as Exhibits 6.3(e)(1) and 6.3(e)(2), respectively (a "Settlement Agreement") setting forth the manner in which his or her rights under any Employment Agreement, Change in Control Severance Agreement or other Compensation or Employee Benefit Plan shall be settled by Farnsworth, Peoples Bank, Sterling and Sterling Bank or assumed and honored by Sterling, as applicable.

         (f) On or before the Effective Time, Farnsworth and Peoples shall cause its 401k Plan to be terminated and its trust assets distributed in accordance with the plan documentation; provided, however, that no such distributions shall occur until a favorable letter of determination upon termination of the plan has been received from the IRS or upon the consent of Sterling Bank, which consent shall not be unreasonably withheld.

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         Section 6.4 Indemnification.

         (a) For a period of six (6) years after the Effective Time, Sterling and Sterling Bank shall indemnify, defend and hold harmless each person entitled to indemnification from Farnsworth (each an "Indemnified Party") against all liability arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in Farnsworth's Certificate of Incorporation or Bylaws, in each case as in effect as of the date hereof.

         (b) After the Effective Time, directors, officers and employees of Farnsworth, except for the indemnification rights provided for in this Section
6.4 above, shall have indemnification rights having prospective application only. These prospective indemnification rights shall consist of such rights to which directors, officers and employees of Sterling and Sterling Bank would be entitled under the Certificate of Incorporation and Bylaws of Sterling, Sterling Bank or the particular subsidiary for which they are serving as officers, directors or employees and under such directors' and officers' liability insurance policy as Sterling or Sterling Bank may then make available to officers, directors and employees of Sterling and Sterling Bank.

         (c) Sterling and Sterling Bank shall use their best efforts (and Farnsworth shall cooperate prior to the Effective Time) to maintain in effect for a period of three years after the Effective Time Farnsworth's existing directors' and officers' liability insurance policy (provided that Sterling and Sterling Bank may substitute therefor (i) policies with comparable coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Farnsworth (given prior to the Effective Time) any other policy with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that Sterling and Sterling Bank shall not be obligated to make premium payments for such three year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Farnsworth's directors and officers, 175% of the annual premium payments on Farnsworth's current policy, as in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of premium that is necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Sterling shall use its reasonable efforts to maintain the most advantageous policies of director's and officer's liability insurance obtainable for a premium equal to the Maximum Amount.

         (d) If Sterling, Sterling Bank or any of their successors and assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then, in each case, proper provisions shall be made so that the successors and assigns of Sterling or Sterling Bank shall assume the obligations set forth in this Section 6.4.

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         (e) The provisions of this Section 6.4 are intended for the benefit of, and shall be enforceable by each Indemnified Party, and each Indemnified Party's heirs and representatives.

         Section 6.5 Registration Statement.

         (a) Each of Sterling and Farnsworth shall use its reasonable best efforts to cause the Registration Statement to be filed with the SEC within sixty (60) days of the date hereof and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC promulgated thereunder. The Registration Statement shall include the form of Joint Proxy Statement/Prospectus for the meetings of Farnsworth's and Sterling's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement. The Parties shall cooperate with each other and use their respective reasonable best efforts to promptly supply the information required to be included in the Registration Statement with respect to each Party's business and affairs before it is filed with the SEC and again before any amendments are filed. The Parties shall cooperate with each other and use their respective best efforts to promptly request and obtain all appropriate opinions, consents, and letters from financial advisors and independent auditors in connection with the Registration Statement and the Joint Proxy Statement/Prospectus of both Farnsworth and Sterling Bank. Sterling shall take all actions required to qualify or obtain exemptions from such qualifications for the Sterling Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

         (b) Each of Sterling and Farnsworth shall promptly advise the other of the receipt of any comments on the Registration Statement, the time when the Registration Statement has become or will become effective or any supplement or amendment has been filed, of the issuance of any stop order or suspension of the qualification of Sterling common stock for offering or sale in any jurisdiction, of the initiation or, to the extent either Party is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         Section 6.6 Press Releases. Sterling, Sterling Bank and Farnsworth agree that they will not issue any press release or other public disclosure related to this Agreement or the transactions contemplated hereby, without first consulting with the other Party as to the form and substance of such disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure which is required by law or regulation.

         Section 6.7 Nasdaq Listing. Sterling shall use its reasonable best efforts to cause the Sterling Shares to be issued in the Merger to be approved for listing for quotation on the Nasdaq Capital Market, subject to official notice of issuance, as of the Effective Time.

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         Section 6.8 Board of Directors of Sterling  and Sterling  Bank.  At the
Effective Time, Sterling and Sterling Bank shall appoint two individuals who were formerly serving on the Board of Directors of Farnsworth immediately prior to the Effective Time, to the Board of Directors of Sterling and Sterling Bank.

         Section 6.9 Notification of Certain Matters. Each Party shall give prompt notice to the others of (a) any event, condition, change, occurrence, act or omission which causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation which is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such Party. Each of Farnsworth, Sterling and Sterling Bank shall give prompt notice to the other Party of any notice or other communication from any third Party alleging that the consent of such third Party is or may be required in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 7

                          MUTUAL CONDITIONS TO CLOSING

         The obligations of Sterling and Sterling Bank, on the one hand, and Farnsworth, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         Section 7.1 Shareholder Approvals. The Merger shall have been approved by the requisite vote of the shareholders of Farnsworth and of Sterling (and/or Sterling Bank, as necessary).

         Section  7.2  Regulatory  Approvals.  All  necessary  Consents  of  the
Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied.

         Section 7.3 Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of Sterling, Sterling Bank or Farnsworth, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of Sterling, Sterling Bank or Farnsworth, as the case may be. No judgment, order, injunction or decree (whether temporary, preliminary or permanent) issued by any court or agency of competent jurisdiction or other legal restraints or prohibition preventing the consummation of Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule,

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regulation,  order,  injunction or decree  (whether  temporary,  preliminary  or permanent)  shall have been  enacted,  entered,  promulgated  or enforced by any
Regulatory   Authority  that   prohibits,   restricts,   or  makes  illegal  the
consummation of the Merger.

         Section 7.4 Proxy Statement/Prospectus and Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and Sterling shall have received all state securities laws, or "blue sky" permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the Sterling Shares pursuant to the terms of this Agreement.

         Section 7.5 Tax Opinion. Farnsworth and Sterling shall have received an opinion of Sterling's counsel, in form and substance reasonably acceptable to Farnsworth and Sterling, to the effect that the Merger will constitute a reorganization under Section 368 of the Code and the shareholders of Farnsworth will not recognize any gain or loss to the extent that such shareholders exchange their Farnsworth Shares for Sterling Shares. Each of Farnsworth and Sterling shall upon request execute and deliver to such counsel a certificate or certificates setting forth certain factual matters necessary to for the basis for such opinions.

                                   ARTICLE 8

           CONDITIONS TO THE OBLIGATIONS OF STERLING AND STERLING BANK

         The obligations of Sterling and Sterling Bank to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         Section 8.1 Representations and Warranties. The representations and warranties of Farnsworth set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement). For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure of such representations and warranties to be true and correct, either individually or in the aggregate and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations and warranties, will have or is reasonably likely to have a Material Adverse Effect on Farnsworth and its subsidiaries taken as a whole. Notwithstanding the immediate preceding sentence, the representations and warranties contained in
Section 3.2 shall be deemed untrue and incorrect if not true and correct except to an immaterial (relative to Section 3.2 taken as a whole) extent.

         Section 8.2 Performance of Obligations. Farnsworth shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time.

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         Section  8.3  Certificate  Representing   Satisfaction  of  Conditions.
Farnsworth shall have delivered to Sterling and Sterling Bank a certificate of the Chief Executive Officer of Farnsworth dated as of the Closing Date as to the satisfaction of the matters described in Section 8.1 and Section 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Farnsworth under Article 3 of this Agreement.

         Section 8.4 Consents Under Agreements. Farnsworth shall have obtained the consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of Farnsworth under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated by this Agreement.

         Section 8.5 Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of Sterling and Sterling Bank, any material adverse requirement upon Sterling and Sterling Bank or any Sterling Subsidiary, including, without limitation, any requirement that Sterling and Sterling Bank sell or dispose of any significant amount of the assets of Farnsworth and its subsidiaries, or any other Sterling Subsidiary.

                                    ARTICLE 9

                     CONDITIONS TO OBLIGATIONS OF FARNSWORTH

         The obligation of Farnsworth to consummate the Merger as contemplated herein is subject to each of the following conditions, unless waived as hereinafter provided for:

         Section 9.1 Representations and Warranties. The representations and warranties of Sterling and Sterling Bank contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof will be true and correct, in all material respects (or where any statement in a representation or warranty expressly contains a standard of materiality, such statement shall be true and correct in all respects taking into consideration the standard of materiality contained therein), as of the Effective Time (as though made on and as of the Effective Time), except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement. For purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure of such representations and warranties to be true and correct, either individually or in the aggregate and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations and warranties, will have or is reasonably likely to have a Material Adverse Effect on Sterling and Sterling Bank taken as a whole. Notwithstanding the immediate preceding sentence, the representations and warranties

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contained  in Section 4.2 shall be deemed  untrue and  incorrect if not true and correct except to an immaterial (relative to Section 4.2 taken as a whole) extent.

         Section 9.2 Performance of Obligations. Sterling and Sterling Bank shall have performed in all material respects all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time.

         Section  9.3  Certificate  Representing   Satisfaction  of  Conditions.
Sterling and Sterling Bank shall have delivered to Farnsworth a certificate dated as of the Effective Time as to the satisfaction of the matters described in Section 9.1 and Section 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Sterling and Sterling Bank under Article 4 of this Agreement.

         Section 9.4 Consents Under Agreements. Sterling and Sterling Bank shall have obtained the consent or approval of each Person (other than the Consents of the Regulatory Authorities) whose consent or approval is required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Sterling, Sterling Bank or upon the consummation of the transactions contemplated by this Agreement.

         Section 9.5 Sterling Shares. The Sterling Shares to be issued in connection with the Merger shall be duly authorized and validly issued and fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through Sterling or Sterling Bank and shall have been approved for listing on Nasdaq Capital Market.

                                   ARTICLE 10

                        TERMINATION, WAIVER AND AMENDMENT


         Section 10.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         (a) by the mutual consent in writing of Sterling, Sterling Bank and Farnsworth; or

         (b) by the Board of Directors of Sterling, Sterling Bank or Farnsworth if the Merger shall not have occurred on or prior to March 31, 2007, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the Party electing to terminate pursuant to this
Section 10.1(b);

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         (c) by the Board of Directors of Sterling,  Sterling Bank or Farnsworth
(provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of Farnsworth and Section 9.1 in the case of Sterling or Sterling Bank or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of Farnsworth and Section 9.1 of this Agreement in the case of Sterling or Sterling Bank; or

         (d) by the Board of Directors of Sterling, Sterling Bank or Farnsworth (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of Farnsworth and Section 9.1 in the case of Sterling, Sterling Bank or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

         (e) by the Board of Directors of Sterling, Sterling Bank or Farnsworth in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Farnsworth or Sterling (or Sterling Bank as necessary) fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at Farnsworth's shareholders' meeting or the Sterling shareholders' meeting (or Sterling Bank as necessary) as the case may be where the transactions were presented to such shareholders for approval and voted upon; or

         (f) by the Boards of Directors of Sterling, Sterling Bank or Farnsworth, (i) if the other Party fails to hold its shareholder meeting to vote on the Agreement within the time frame set forth in Section 5.4 hereof, or (ii) in the case of Sterling or Sterling Bank only, if Farnsworth's Board of Directors either (A) fails to recommend, or fails to continue its recommendation, that the shareholders of Farnsworth vote in favor of the adoption of this Agreement, or (B) modifies, withdraws or changes in any manner adverse to Sterling or Sterling Bank its recommendation that the shareholders of Farnsworth vote in favor of the adoption of this Agreement; or

         (g) By Farnsworth if it determines by a vote of the majority of the members of its Board of Directors, and notifies Sterling, at any time during the five (5) day period commencing two (2) business days after the Determination Date and if both of the following conditions are satisfied:

               (i) The Average Closing Price of the Sterling Shares is less than $9.90 (adjusted as set forth in the last sentence of this Section 10.1(g)); and

               (ii) (x) the number obtained by dividing the Average Closing Price on the Determination Date by the Starting Price (such number being referred to herein as the "Sterling Ratio") shall be less than
          (y)  the  number   obtained  by  dividing   the  Index  Price  on  the
          Determination Date by the Index Price on the Starting Date and subtracting (0.175) from the quotient in this clause (ii)(y) (such number being referred to herein as the "Index Ratio");

         If  Farnsworth  elects to  terminate  this  Agreement  pursuant to this
Section 10.1(g), it shall give notice to Sterling within the aforementioned five
(5) day period, provided such notice may be withdrawn at any time. During the five (5) day period commencing with its receipt of such notice, Sterling shall have the option of adjusting the Per Share Stock Consideration to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $9.90 multiplied by the Per Share Stock Consideration (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Per Share Stock Consideration (as then in effect) and the denominator of which is the Sterling Ratio. If Sterling makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Farnsworth of such election and the revised Per Share Stock Consideration, whereupon no termination shall have occurred pursuant to this Section and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Stock Consideration shall have been so modified), and any reference in this Agreement to "Per Share Stock Consideration" shall thereafter be deemed to refer to the Per Share Stock Consideration as adjusted pursuant to this Section 10.1(g).

         For purposes of this Section 10.1(g), the following terms shall have the meaning indicated:

         "Average Closing Price" shall mean the average of the per share closing prices of the Sterling Common Stock as reported on the NASDAQ for the 20 consecutive trading days ending on the Determination Date as reported by The Wall Street Journal, expressed in decimal figures carried to five figures.

         "Determination Date" means the tenth (10th) trading day prior to the Closing Date.

         "Index Group" means the twenty (20) financial institution companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company is removed from the Index Group, the weights (which shall be determined based upon the market capitalization of the outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The twenty (20) financial institution companies and the weights attributed to them are as follows:


   Financial Institution Holding Company           Market       Market
   -------------------------------------          Value ($M)   Weighting
                                                  ----------   ---------
Company Name                           Ticker

Bryn Mawr Bank Corp.                   BMTC         191.1       12.54%
TF Financial Corp.                     THRD          81.7        5.36%
Pamrapo Bancorp Inc.                   PBCI          95.5        6.27%
Unity Bancorp Inc.                     UNTY         113.0        7.41%
First Star Bancorp Inc.                FSSB          20.5        1.34%
QNB Corp.                              QNBC          82.4        5.40%
First Morris Bank & Trust              FMJE          69.8        4.58%
PSB Bancorp Inc.                       PSBI          56.5        3.71%
First Keystone Financial               FKFS          37.9        2.49%
American Bancorp of NJ                 ABNJ         163.7       10.74%
Central Jersey Bancorp                 CJBK          70.8        4.64%
DNB Financial Corp.                    DNBF          50.9        3.34%
BCB Bancorp Inc                        BCBP          75.8        4.97%
Stewardship Financial Corp.            SSFN          64.3        4.22%
Boardwalk Bank                         BORD          52.9        3.47%
East Penn Financial Corp.              EPEN          54.1        3.55%
1st Constitution Bancorp               FCCY          64.9        4.26%
Sussex Bancorp                         SBB           45.8        3.01%
Parke Bancorp Inc.                     PKBK          56.9        3.73%
Community Partners Bncp                CPBC          75.9        4.98%

         "Index Price" on a given date, means the weighted average (weighted in accordance with the Weighting Factors above, which were calculated with reference to the market capitalizations of the outstanding shares of common stock of the Companies listed above) based upon the closing prices on such date of the common stock of the companies comprising the Index Group.

         "Starting Date" means June 22, 2006.

         "Starting Price" means $12.00 per share.

If Sterling or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 10.1(g).

         (h) By the Board of Directors of Farnsworth, if, after it has received a Superior Proposal in compliance with Section 5.5 and otherwise complied with all of its obligations under Section 5.5, Farnsworth or any of its subsidiaries enter into a definitive agreement with respect to, or consummates a transaction which is the subject of, an Acquisition Proposal; provided further, however, that this Agreement may only be terminated in accordance with this Section 10.1(h) and a new definitive agreement entered into by Farnsworth with a third party not earlier than 72 hours following written notice to Sterling advising Sterling that the Board of Directors of Farnsworth is prepared to accept such Superior Proposal.

         Section 10.2 Effect of Termination; Termination Fee.

         (a) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except as otherwise provided herein and except that the provisions of this Section 10.2, Section 10.5 and Article 11 of this Agreement shall survive any such termination and abandonment.

         (b) If, after the date of this Agreement, (i) Farnsworth terminates this Agreement in accordance with Section 10.1(h), or (ii)(A) an Acquisition Proposal (as defined below) is offered, presented or proposed to Farnsworth or its shareholders, and thereafter this Agreement and the Merger are disapproved by Farnsworth or by the shareholders of Farnsworth, or (B) Sterling terminates this Agreement pursuant to Section 10.1(f)(ii) hereof, and, in the case of both
(A) and (B), an Acquisition Proposal is consummated or a definitive agreement is entered into by Farnsworth relating to an Acquisition Proposal within 12 months of the date thereof (each of (i) and (ii) being a "Trigger Event"), then immediately upon the occurrence of a Trigger Event Farnsworth shall pay Sterling or Sterling Bank a cash amount of $900,000 as an agreed-upon termination fee to Sterling or Sterling Bank (the "Termination Fee") in lieu of any other damages or reimbursement for its expenses incurred in negotiation and pursuit of the Agreement and the related transactions contemplated thereunder (including but not limited to fees and expenses of its legal counselors, investment advisors, accountants and related professionals and costs associated with such transaction and process).

         (c) Farnsworth, Sterling and Sterling Bank agree that the Termination Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, nonappealable judgment, determine that the amount of any such Termination Fee exceeds the maximum amount permitted by law, then the amount of such Termination Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.


         Section 10.3 Amendments. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by each of Sterling, Sterling Bank and Farnsworth.

         Section 10.4 Waivers. Subject to Section 11.11 hereof, prior to or at the Effective Time, Sterling and Sterling Bank, on the one hand, and Farnsworth, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other's obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

         Section 10.5 Non-Survival of Representations, Warranties and Covenants. The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by Sterling, Sterling Bank or Farnsworth shall not survive the Effective Time of Merger, except that Section 5.3(b) and Section 6.3(b) shall survive the Effective Time, and any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than Sterling, Sterling Bank, Farnsworth (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of Sterling, Sterling Bank or Farnsworth contained herein shall be deemed to be terminated or extinguished so as to deprive Sterling or Sterling Bank, on the one hand, and Farnsworth, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either Party. No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that Sterling, Sterling Bank or Farnsworth and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

                                   ARTICLE 11

                                  MISCELLANEOUS

         Section 11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

                  "Acquisition  Proposal"  means  any  proposal  or offer by any
Person or group of Persons with respect to any of the following: (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution or other similar transaction involving Farnsworth or any subsidiary of Farnsworth whose assets, individually or in the aggregate constitute more than 10% of the consolidated assets of Farnsworth; (ii) any sale, lease, exchange, mortgage, pledge (except in the ordinary course of business consistent with past practice), transfer or other disposition of assets (including for this purpose the outstanding capital stock of any subsidiary of Farnsworth and the capital stock of any entity surviving any merger or business combination involving any subsidiary of Farnsworth) and/or liabilities that constitute 10% or more of the assets of Farnsworth and its subsidiaries taken as a whole in a single transaction or series of transactions; (iii) any purchase or other acquisition of or tender offer or exchange offer that if consummated would result in such Person(s) beneficially owning 25% or more of the outstanding stock of Farnsworth or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of Farnsworth; or (iv) any public announcement by any Person (which shall include any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, in each case other than (x) the transactions contemplated by this Agreement and (y) any transaction referred to in clause (i) or (ii) involving only Farnsworth and one of its subsidiaries, or involving two or more of its subsidiaries, provided that such transactions is not entered into in violation of the terms of this Agreement.

                  "Affiliate" of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

                  "Consent" shall mean a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

                  "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by substance as a component.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Knowledge" means, with respect to any Person, those facts that are known by the officers and directors of such Person and includes any facts, matters, or circumstances set forth in any written notice received by an executive officer or director of that Person.

                  "Loan Property" means any property owned by Farnsworth or any of its subsidiaries, or in which Farnsworth or any of its subsidiaries holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., or any similar federal, state or local law. Hazardous Material shall include, but not be limited to, (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "Material Adverse Effect" with respect to any Party, shall mean any event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial condition, business or results of operation, financial performance or prospects of such Party and their respective subsidiaries, taken as a whole, or
(ii) the ability of such Party to perform its obligations under this Agreement or to consummate the

Merger and the other transactions contemplated by this Agreement; provided, however, that "Material Adverse Effect" shall not be deemed to include (i) the impact of actions or omissions of a Party taken with the prior written consent of the other in contemplation of the transactions contemplated by this Agreement, (ii) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institutions industries,
(iii) changes in generally accepted accounting principles, (iv) expenses incurred in connection with this Agreement and the Merger including payments to be made pursuant to employment and severance agreements and the termination of other benefit plans, or (v) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions including changes in interest rates.

                  "Participation Facility" means any facility in which Farnsworth or any of its subsidiaries has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility.

                  "Participation in the Management" of a facility has the meaning set forth in 40 C.F.R. ss. 300.1100(c).

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of Governors of the Federal Reserve System (the "FRB"), the OTS, the FDIC and all state regulatory agencies having jurisdiction over the Parties (including the New Jersey Department of Banking and Insurance), the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the "SEC").

                  "Superior Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Farnsworth common stock then outstanding or all or substantially all of the assets of Farnsworth and otherwise (i) on the terms which the Farnsworth Board determines in good faith, after consultation with its financial advisor(s), to be more favorable from a financial point of view to Farnsworth's shareholders than the Merger, (ii) that constitutes a transaction that, in the good faith judgment of the Farnsworth Board is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal, and (iii) for which financing, to the extent required, is then committed or which in the good faith judgment of the Farnsworth Board based on written advice from its financial advisor is likely to be obtained by such third party.

         Section 11.2 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among Sterling, Sterling Bank and Farnsworth with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the Parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 11.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

                  If to Sterling or Sterling Bank:

                           STERLING BANK
                           3100 Route 38
                           Mount Laurel, NJ  08054
                           Attention: Robert H. King, President and CEO
                           Fax:  (856) 727-0667

                           With a copy to:

                           Dilworth Paxson LLP
                           1735 Market Street
                           3200 Mellon Bank Center
                           Philadelphia, PA  19103
                           Attention:  J. Roger Williams Jr., Esq.
                           Fax: (215) 575-7200

                  If to Farnsworth, then to:

                           FARNSWORTH BANCORP, INC.
                           789 Farnsworth Avenue
                           Bordentown, NJ  08505
                           Attention: Gary N. Pelehaty, President
                           Fax:  (609) 298-5321

                           With a copy to:

                           Malizia Spidi & Fisch, PC
                           901 New York Avenue, NW
                           Suite 210 East
                           Washington, DC 20001
                           Attention: John J. Spidi, Esq.
                           Fax: (202) 434-4661

All such notices or other  communications shall be deemed to have been delivered
(i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

         Section 11.4 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

         Section 11.5 Costs and Expenses. Expenses incurred by Farnsworth on the one hand and Sterling and Sterling Bank on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such Party or its affiliates, shall be borne solely and entirely by the Party which has incurred same.

         Section 11.6 Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all Parties had executed the same document.

         Section 11.8 Persons Bound; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any Party hereto unless the prior written consent of the other Parties is first obtained (other than by Sterling or Sterling Bank to a subsidiary of Sterling or Sterling Bank).

         Section 11.9 Governing Law. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of New Jersey (without respect to its conflicts of laws principles) except to the extent federal law may apply.

         Section 11.10 Exhibits and Schedules. Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

         Section 11.11 Waiver. The waiver by any Party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this

Agreement. A waiver by any Party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time. The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded. The waiver of any provision of this Agreement must be signed by the Party or Parties against whom enforcement of the waiver is sought. This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each Party hereto.

         Section 11.12 Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof", "herein", and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including", "included", "such as", or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

[CORPORATE SEAL]
                            STERLING BANKS, INC.


                            By:      /s/Robert H. King
                                     -------------------------------------------
                                     Robert H. King
                                     Its President and Chief Executive Officer
ATTEST:

/s/R. Scott Horner
------------------------------------
R. Scott Horner
Its Secretary

[CORPORATE SEAL]
                            STERLING BANK


                            By:      /s/Robert H. King
                                     -------------------------------------------
                                     Robert H. King
                                     Its President and Chief Executive Officer
ATTEST:
/s/R. Scott Horner
------------------------------------
R. Scott Horner
Its Secretary

[CORPORATE SEAL]
                            FARNSWORTH BANCORP, INC.


                            By:      /s/Gary N. Pelehaty
                                     -------------------------------------------
                                     Gary N. Pelehaty
                                     Its President and Chief Executive Officer
ATTEST:

/s/Charles Alessi
------------------------------------
Charles Alessi
Its Secretary